                          FULTON FINANCIAL CORPORATION

                               PROFIT SHARING PLAN

                                TABLE OF CONTENTS

ARTICLE I. DESIGNATION AND DESCRIPTION..............................................................   1

   Section 1.01. Title..............................................................................   1
   Section 1.02. Type of Plan.......................................................................   1

ARTICLE II.  DEFINITIONS............................................................................   1

   Section 2.01. Account Balance....................................................................   1
   Section 2.02. Administrator......................................................................   1
   Section 2.03. Affiliate..........................................................................   1
   Section 2.04. Anniversary Date...................................................................   1
   Section 2.05. Annuity Starting Date..............................................................   2
   Section 2.06. Authorized Leave of Absence........................................................   2
   Section 2.07. Beneficiary........................................................................   2
   Section 2.08. Code...............................................................................   2
   Section 2.09. Committee..........................................................................   2
   Section 2.10. Compensation.......................................................................   2
   Section 2.11. Early Retirement Date..............................................................   3
   Section 2.12. Effective Date.....................................................................   3
   Section 2.13. Employee...........................................................................   4
   Section 2.14. Employer...........................................................................   4
   Section 2.15. Employer Contribution Account......................................................   4
   Section 2.16. Entry Date.........................................................................   4
   Section 2.17. Five-Percent Owner.................................................................   5
   Section 2.18. Highly Compensated.................................................................   5
   Section 2.19. Hour of Service....................................................................   5
   Section 2.20. Normal Retirement Date.............................................................   6
   Section 2.21. One-Year Break in Service..........................................................   6
   Section 2.22. Participant........................................................................   6
   Section 2.23. Participant Contribution Account...................................................   7
   Section 2.24. Plan...............................................................................   7
   Section 2.25. Plan Year..........................................................................   7
   Section 2.26. Principal Employer.................................................................   7
   Section 2.27. Profits............................................................................   7
   Section 2.28. Spouse.............................................................................   7
   Section 2.29. Totally and Permanently Disabled...................................................   7
   Section 2.30. Trust Agreement....................................................................   7
   Section 2.31. Trust Fund.........................................................................   7
   Section 2.32. Trustee............................................................................   8
   Section 2.33. Year of Service....................................................................   8

ARTICLE III. PARTICIPATION..........................................................................   9

   Section 3.01. Eligibility in General.............................................................   9
   Section 3.02. Eligibility for 401(k) Feature.....................................................   9
   Section 3.03. Present Participants...............................................................   9
   Section 3.04. Enrollment.........................................................................   9
   Section 3.05. Termination of Employment or Participation; Reemployment or Reparticipation........   9

ARTICLE IV. CONTRIBUTIONS...........................................................................  10

   Section 4.01.  Participant Classification........................................................  10
   Section 4.02.  Employer Contributions............................................................  11

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
   Section 4.03. Salary Reduction Contributions......................................  11
   Section 4.04. Salary Reduction Contribution Subaccounts...........................  15
   Section 4.05. Plan Mergers........................................................  15
   Section 4.06. Acceptance of Unpaid Plan Loan Notes................................  16
   Section 4.07. Rollover and Transfer Contributions.................................  16
   Section 4.08. Payment to Trustee..................................................  18
   Section 4.09. Return of Contribution..............................................  18

ARTICLE V. PARTICIPANTS' ALLOCATIONS AND ACCOUNTS: LIMITATIONS.......................  19

   Section 5.01. Allocation..........................................................  19
   Section 5.02. Investment Funds....................................................  19
   Section 5.03. Individual Accounts.................................................  20
   Section 5.04. Valuation of Participant's Accounts.................................  21
   Section 5.05. Limitation on Allocations...........................................  22
   Section 5.06. Annual Investment of Employer Contributions, Etc....................  28
   Section 5.07. Transfer Election...................................................  29

ARTICLE VI. DISTRIBUTIONS............................................................  29

   Section 6.01. Distributions in General............................................  29
   Section 6.02. Restrictions on Immediate Distribution..............................  29
   Section 6.03. Time for Distribution...............................................  30
   Section 6.04. Postponement of Distribution........................................  30
   Section 6.05. Distributions to Incompetents.......................................  30
   Section 6.06. Minimum Distributions...............................................  31
   Section 6.07. Commencement of Benefits............................................  31
   Section 6.08. Cash Out of Account Balance.........................................  32
   Section 6.09. Rollovers of Distributions..........................................  32
   Section 6.10. Reinstatement of Benefit............................................  33
   Section 6.11. Hardship Distributions..............................................  34

ARTICLE VII. PAYMENT OF BENEFITS ON RETIREMENT.......................................  35

   Section 7.01. Normal and Early Retirement.........................................  35
   Section 7.02. Late Retirement.....................................................  35
   Section 7.03. Disability Retirement...............................................  36
   Section 7.04. Form of Distribution................................................  36
   Section 7.05. In-Service Distributions............................................  36
   Section 7.06. In-Kind Distributions...............................................  36
   Section 7.07. Payment Procedures..................................................  36

ARTICLE VIII. ADDITIONAL RULES CONCERNING BENEFIT PAYMENTS...........................  37

   Section 8.01. Application.........................................................  37
   Section 8.02. Definitions.........................................................  37
   Section 8.03. Form of Benefit:  Joint and Survivor Annuity........................  37
   Section 8.04. Optional Forms of Benefit...........................................  39
   Section 8.05. Form of Death Benefit: Pre-Retirement Survivor Annuity..............  39

ARTICLE IX. DEATH BENEFITS...........................................................  41

   Section 9.01. Designation of Beneficiary..........................................  41
   Section 9.02. Death Benefit Payable After Separation from Service.................  41
   Section 9.03. Form of Death Benefit...............................................  41
   Section 9.04. Spouse's Consent....................................................  41
   Section 9.05. Method of Payment of Death Benefit..................................  41

ARTICLE X. PAYMENT OF BENEFITS ON TERMINATION.....................................................  41

   Section 10.01. Cessation of Participation......................................................  41
   Section 10.02. Vested Benefit..................................................................  42
   Section 10.03. Forfeitures.....................................................................  44
   Section 10.04. Allocation of Forfeitures.......................................................  44
   Section 10.05. Restoration of Forfeitures......................................................  44
   Section 10.06. Break-in-Service Rules..........................................................  44

ARTICLE XI. PLAN ADMINISTRATION:  FIDUCIARIES AND FIDUCIARY RESPONSIBILITIES......................  45

   Section 11.01. Plan Sponsor/Principal Employer.................................................  45
   Section 11.02. Trustee.........................................................................  45
   Section 11.03. Administrator...................................................................  45
   Section 11.04. Investment Manager..............................................................  46
   Section 11.05. Committee.......................................................................  46
   Section 11.06. Named Fiduciaries...............................................................  46
   Section 11.07. Allocation of Fiduciary Responsibilities........................................  47
   Section 11.08. Service in More than One Fiduciary Capacity.....................................  47
   Section 11.09. Employment of Advisors..........................................................  47
   Section 11.10. Exculpatory Provisions..........................................................  47
   Section 11.11. Indemnification and Insurance...................................................  48
   Section 11.12. Claims Procedures...............................................................  48

ARTICLE XII. TRUSTEE AND TRUST FUND...............................................................  49

   Section 12.01. Trustee.........................................................................  49
   Section 12.02. Valuation of Trust Fund.........................................................  49

ARTICLE XIII. AMENDMENT...........................................................................  49

   Section 13.01. Power to Amend..................................................................  49
   Section 13.02. Amendment for Initial or Continued Qualification................................  49
   Section 13.03. Anti-Cutback Rule...............................................................  50
   Section 13.04. Effective Date..................................................................  50

ARTICLE XIV. TERMINATION..........................................................................  50

   Section 14.01. Termination in General..........................................................  50
   Section 14.02. Automatic Termination...........................................................  50
   Section 14.03. Vesting of Account Balance......................................................  50
   Section 14.04  Distribution After Termination..................................................  50

ARTICLE XV. TOP-HEAVY PROVISIONS..................................................................  51

   Section 15.01. Application of Article..........................................................  51
   Section 15.02. Top-Heavy Definitions...........................................................  51
   Section 15.03. Determination of Top-Heavy Status...............................................  53
   Section 15.04. Minimum Contributions...........................................................  54
   Section 15.05. Minimum Vesting.................................................................  55
   Section 15.06. Compensation Limitation.........................................................  55
   Section 15.07. Limitations if Plan is Top-Heavy but not Super-Top-Heavy........................  55
   Section 15.08. Limitations if Plan is Super-Top-Heavy..........................................  56

ARTICLE XVI. VETERANS' REEMPLOYMENT RIGHTS........................................................  56

   Section 16.01. In General......................................................................  56
   Section 16.02. Qualified Military Service......................................................  56
   Section 16.03. Crediting Compensation..........................................................  56

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
   Section 16.04. Salary Reduction Contributions...................................  57
   Section 16.05. Earnings and Forfeitures.........................................  57
   Section 16.06. Crediting Service................................................  57

ARTICLE XVII. MISCELLANEOUS........................................................  58

   Section 17.01. Exclusive Benefit................................................  58
   Section 17.02. No Reversion After Initial Approval..............................  58
   Section 17.03. Employment Relationship..........................................  58
   Section 17.04. Employer's Liability.............................................  58
   Section 17.05. No Assignment or Alienation of Benefits..........................  58
   Section 17.06. Adoption by Other Employer.......................................  59
   Section 17.07. Protection of Benefits in Case of Merger or Transfer.............  59
   Section 17.08. Rules Regarding Controlled Business and Leased Employees.........  59
   Section 17.09. Expenses.........................................................  60
   Section 17.10. Invalid Provisions...............................................  60
   Section 17.11. Titles...........................................................  60
   Section 17.12. Gender and Number................................................  60
   Section 17.13. Construction.....................................................  61
   Section 17.14. Execution:  Counterparts.........................................  61

                          FULTON FINANCIAL CORPORATION
                    AMENDED AND RESTATED PROFIT SHARING PLAN

     This Amended and Restated Fulton Financial Corporation Profit Sharing Plan is amendment No. 15 to the Plan and is hereby adopted, this ____ day of __________, 2001, effective as provided herein, as follows:

     WHEREAS, the Employers have heretofore adopted a profit sharing plan for the benefit of eligible Employees; and

     WHEREAS, the Principal Employer wishes to amend said Plan in order to provide for certain changes to the Plan, and to comply with the provisions of the Internal Revenue Code of 1986, as amended by subsequent statutory changes and, in so doing, to restate said Plan in its entirety.

     NOW, THEREFORE, the Plan is hereby amended and restated as set forth hereinafter. The terms of the restated Plan shall supersede the terms of the existing Plan as provided in the Effective Date provision hereof. This restatement shall in all respects be deemed a continuation of the original Plan, as amended; and the provisions of the original Plan, as so amended, shall continue in effect until superseded in accordance with the provisions of this amendment and restatement.

                                   ARTICLE I
                           DESIGNATION AND DESCRIPTION
                           ---------------------------

         Section 1.01 Title.  The Plan shall be known as the "Fulton Financial
         ------------ -----
Corporation Profit Sharing Plan."

         Section 1.02 Type of Plan. This Plan is a defined contribution,
         ------------ ------------
profit-sharing plan.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

         Section 2.01 Account Balance. The balance in the Participant's Employer
         ------------ ---------------
Contribution Account and Participant Contribution Account.

         Section 2.02 Administrator. The Principal Employer. The Principal
         ------------ -------------
Employer may appoint the Committee under Section 11.05 to assist it in carrying out its duties as Administrator.

         Section 2.03 Affiliate. Any corporation (other than an Employer) who is
         ------------ ---------
a member of the same controlled group of corporations of which the Principal Employer is a member.

         Section 2.04 Anniversary Date. The last day of the Plan Year.
         ------------ ----------------

         Section 2.05 Annuity Starting Date. The first day of the first period
         ------------ ---------------------
for which an amount is payable as an annuity or, in the case of a benefit which is not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to such benefit.

         Section 2.06 Authorized Leave of Absence. Any absence authorized by the
         ------------ ---------------------------
Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. In the event of such absence due to service in the Armed Forces of the United States, (1) such absence shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law, and (2) credit for Hours of Service shall be given to the extent required by law.

         Section 2.07 Beneficiary. Any person or persons (including a personal
         ------------ -----------
representative, guardian or trustee) designated by a Participant in accordance with this Plan to receive benefits which may be due upon the death of a Participant or, if there should be no such designation or if the designated person or persons should predecease the Participant or otherwise be unable to receive such benefits, the Spouse, children, parents, brothers and sisters, and estate of the Participant, in the order listed.

         Section 2.08 Code. The Internal Revenue Code of 1986, as amended.
         ------------ ----

         Section 2.09 Committee. The committee, if any, to which responsibility
         ------------ ---------
for administration of the Plan has been delegated by the Principal Employer.

         Section 2.10 Compensation. The basic remuneration either paid to a
         ------------ ------------
Participant by the Employer or deferred pursuant to a plan maintained under Code section 125 or Code section 401(k) during the Plan Year, excluding

              (a) Bonus, overtime pay, commissions (except, however, for commissions paid to Employees who are registered representatives, mortgage originators and investment specialists and commissions deferred by such Employees to a plan maintained under Code section 125 or Code section 401(k)) or other special recurring forms of remuneration; and

              (b) All payments made by the Employer under this Plan or any other qualified plan; and

              (c) The provision of other employee benefits to the Participant by the Employer; and

              (d) Compensation paid to the Participant prior to the commencement of participation in the Plan by the Participant.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions to the contrary, for Plan Years beginning after December 31, 1988 but before January 1, 1994, Compensation taken into account in computing Plan benefits for any year shall not exceed $200,000, as adjusted at the same time and in such manner as permitted under Code section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For Plan Years beginning on or after January 1, 1994, Compensation taken into account in computing Plan benefits for any year shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code section 401(a)(17) shall mean the OBRA `93 annual compensation limit set forth in this provision.

         If Compensation for any prior Plan Year is taken into account in determining an Employee's benefits for the current year, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

         Effective for Plan Years beginning after December 31, 1996, the provisions of family aggregation as described in Code section 401(a)(17)(A) (which requires a Participant, the spouse of the Participant and any lineal descendants thereof who have not attained age 19 before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitations on Compensation for a Plan Year) shall not apply.

         Section 2.11 Early Retirement Date. Any day coincident with or
         ------------ ---------------------
following the day on which a Participant reaches the age of fifty-five (55) years and completes five (5) Years of Service.

         Section 2.12 Effective Date. The original effective date of this Plan
         ------------ ---------------
is January 1, 1944. The Plan, as amended and restated herein, is effective as follows: (a) all provisions required to comply with the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") shall be effective on January 1, 1984 except as otherwise stated in this Plan or in TEFRA; (b) all provisions required to comply with the Tax Reform Act of 1984 ("TRA 1984") and with the Retirement Equity Act of 1984 ("REA") shall be effective on January 1, 1985 except as otherwise stated in this Plan or in TRA 1984 or REA; (c) the provisions of section 13.03 are effective August 1, 1984; (d) all provisions required to comply with the Tax Reform Act of 1986 ("TRA 1986") shall be effective January 1, 1989, except as otherwise stated in the Plan or in TRA 1986; (e) all provisions required to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") shall be effective on December 12, 1994, except as otherwise stated in the Plan or in USERRA; (f) all provisions required to comply with the General Agreement on Tariffs and Trade-Uruguay Round Agreements Act of 1994 ("GATT") shall be effective on January 1, 1995, except as otherwise stated in the Plan or in GATT; (g) all provisions required to comply with the Small Business Job Protection Act of 1996 ("SBJPA") shall be effective on January 1, 1997, except as otherwise stated in the Plan or in SBJPA; (h) all provisions required to comply with the Taxpayer Relief Act of 1997 ("TRA 1997") shall be effective on January 1, 1998, except as otherwise stated in the Plan or in TRA 1997; (i) all provisions required to comply with the Internal Revenue Service Restructuring and Reform Act of 1998 ("IRRA") shall be effective January 1, 2000 except otherwise stated in the Plan or IRRA; and (j) all other provisions are effective as originally adopted, as previously amended, or as otherwise required to comply with applicable statutory, regulatory or ruling requirements.

         Section 2.13 Employee. Any person in the service of any of the
         ------------ --------
Employers as defined in Section 2.14, unless such Participant is listed on Attachment 4. Those individuals listed on Attachment 4 are Participants in the Fulton Financial Affiliates' 401(k) Savings Plan and are not to be considered Employees for purposes of this Plan. No person who has been classified by the Employer as an independent contractor shall be considered an "Employee," notwithstanding a contrary determination by any court or governmental agency.

         Section 2.14 Employer. Fulton Financial Corporation; Fulton Bank; Bank
         ------------ --------
of Gloucester County; FFC Management, Inc., Lebanon Valley Farmers Bank (only with respect to those hired by Lebanon Valley Farmers Bank after March 31, 1998 and those former employees of Farmers Trust Bank who became employees of Lebanon Valley Farmers Bank upon its merger with Farmers Trust Bank); Woodstown National Bank and Trust Company; Peoples Bank of Elkton; Lafayette Ambassador Bank; Swineford National Bank; FNB Bank, N.A.; Hagerstown Trust Company; Delaware National Bank and any successor thereto who or which assumes the obligation hereunder with respect to the Employees and, where the context requires, any other corporation which adopts this Plan pursuant to the provisions of Section
17.06 hereof. Effective on and after July 1, 2000, Employer shall include Fulton Insurance Services, Inc.; effective on and after May 1, 2000, Employer shall include Fulton Financial Advisors, N.A.; and effective on and after January 1, 2001, Employer shall include Skylands Community Bank.

         In addition, notwithstanding any provision to the contrary, the term Employer shall not apply to any Employees listed on Attachment 4.

         Section 2.15 Employer Contribution Account. The individual account for
         ------------ -----------------------------
each Participant hereunder to which are credited all Employer contributions.

         Section 2.16 Entry Date. The first day of the Plan Year and the first
         ------------ ----------
day of the seventh month of the Plan Year.

         Section 2.17 Five-Percent Owner. Any person who owns (or is considered
         ------------ ------------------
as owning within the meaning of the constructive ownership provisions of Code section 318 but substituting "5 percent" for "50 percent" in subparagraph (C) of Code section 318(a)(2)) more than five percent of the outstanding stock of Employer or stock possessing more than five percent of the total combined voting power of all stock of Employer or, in the case of an unincorporated business, more than a five percent interest in the capital or profits of Employer.

         Section 2.18 Highly Compensated. Any employee who: (a) was a
         ------------ ------------------
Five-Percent Owner at any time during the year or the preceding year, or (b) for the preceding year had compensation in excess of $80,000.00 and, if the Employer so elects, was in the top-paid group for the preceding year. For this purpose, an employee is in the top-paid group of employees for a year if such employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such year. The $80,000.00 amount is adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

         For this purpose, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

         A highly compensated former employee is based on the rules applicable to determine Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the Temporary Income Tax Regulations and IRS Notice 97-75.

         In determining whether an employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code section 414(q) stated above are treated as having been in effect for years beginning in 1996. Compensation, for purposes of this definition, is as defined in Section 5.05 (a)(2) of the Plan.

         Section 2.19 Hour of Service. The sum of the following:
         ------------ ---------------

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         In all cases Hours of Service will be credited for employment with other members of an affiliated service group (as defined in Code section 414(m)), a controlled group of corporations (as defined in Code section 414(b)), or a group of trades or businesses under common control (as defined in Code section 414(c)), of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code section 414(o). Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) and 414(o).

         Solely for purposes of determining whether a One-Year Break in Service, as defined in Section 2.21 of this Plan, for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence or, in any case in which such hours cannot be determined, for 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee,
(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period or, in all other cases, in the following computation period.

         In all cases Hours of Service shall be ascertained from the employment records of the Employer or pursuant to any alternative method allowed by law or regulation.

        Section 2.20  Normal Retirement Date.  The day on which the Participant
        ------------  ----------------------
attains the age of sixty-five (65) years.

        Section 2.21  One-Year Break in Service. A twelve (12) consecutive month
        ------------  -------------------------
period during which a Participant has not completed more than 500 Hours of Service. For eligibility purposes such period shall coincide with the Eligibility Computation Period. For vesting purposes such period shall coincide with the Vesting Computation Period.

        Section 2.22  Participant. An Employee who has become a Participant as
        ------------  -----------
provided in Section 3.01 or who is a present Participant as provided in Section
3.03. Where the context requires and as otherwise provided in the Code or regulations promulgated thereunder, Participant also shall mean a former Employee of the Employer who is or may become eligible to receive a benefit of any type under the Plan or whose Spouse or other Beneficiary may be eligible to receive a benefit under the Plan.

        Section 2.23  Participant Contribution Account. The individual account
        ------------  --------------------------------
maintained for each Participant to which are credited all contributions and transfers made pursuant to Section 4.07.

        Section 2.24  Plan. The employee retirement plan set forth in this .
        ------------  ----
document and any amendments thereto

        Section 2.25  Plan Year.  The twelve consecutive month period beginning
        ------------  ---------
on January 1 of each calendar year.

        Section 2.26  Principal Employer.  Fulton Financial Corporation.
        ------------  ------------------

        Section 2.27  Profits. The net consolidated income or profits of the
        ------------  -------
Employers as determined by the Employers on the basis of their consolidated books of account in accordance with customary accounting practices after deduction for (a) all dividends declared on all outstanding stock of Fulton Financial Corporation; (b) any federal, state and local taxes imposed upon or directly related to the income of the Employers including any excess profit taxes; and (c) an amount equal to one and one-half (1 1/2%) percent of the total of capital, surplus, and undivided profits of the Employers determined on a consolidated basis as of the close of the fiscal year preceding the Plan Year of reference. The determination by the Employers of the amount of contribution or the "Profits" on which such contribution is based shall be binding upon all parties interested in the Plan, shall not be subject to review in any manner, and shall not be affected in any way by adjustments which may be made at any time subsequent to the filing of the Employers' federal income tax returns, regardless of whether any subsequent adjustment is made upon audit of the returns.

        Section 2.28  Spouse. The husband or wife of the Participant. The former
        ------------  ------
husband or wife of a Participant will be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

        Section 2.29  Totally and Permanently Disabled. The inability of a
        ------------  --------------------------------
Participant to engage in his usual and customary employment with the Employer by reason of any medically determinable physical or mental impairment arising after the Effective Date which, in the opinion of the Administrator, based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all Participants, can be expected to result in death or to last for a continuous period of not less than twelve months. Activity engaged in for the purpose of rehabilitation shall not be incompatible with such finding of total and permanent disability.

        Section 2.30  Trust Agreement. The agreement entered into between the
        ------------  ---------------
Employer and the Trustee with respect to this Plan together with any amendments thereto.

        Section 2.31  Trust Fund.  The cash and/or other property consisting of
        ------------  ----------
the contributions made by Employer hereunder and the contributions made by a Participant hereunder, if any, including any assets acquired therewith and any and all income and capital accretions arising from the deposit, investment, reinvestment, sale, lease, pledge or other disposition of such contributions or of the assets acquired therewith.

        Section 2.32  Trustee. The corporation or individual or individuals (and
        ------------  -------
any successors thereto) named as Trustee in the Trust Agreement entered into by Employer for the purpose of implementing this Plan.

        Section 2.33  Year of Service.
        ------------  ---------------

                (a)   Eligibility. For the purpose of determining an Employee's
                      -----------
initial eligibility for participation hereunder pursuant to Section 3.01, a period of twelve (12) consecutive months during which an Employee has completed at least one thousand (1,000) Hours of Service beginning on the date an Employee first completes an Hour of Service. Without regard to whether an Employee has completed one thousand (1,000) Hours of Service by the first anniversary of such date, such twelve (12) consecutive months period, for the purpose thereafter of determining eligibility hereunder, shall begin on the first day of the Plan Year beginning after such date and prior to such first anniversary date and on the first day of each succeeding Plan Year; provided, however, that an Employee who is credited with one thousand (1,000) Hours of Service in both the initial Eligibility Computation Period and the Plan Year which includes the first anniversary of such date shall be credited with two Years of Service for purposes of eligibility to participate.

        All of an Employee's Years of Service with another member of a controlled group of corporations which includes the Employer, after such corporation becomes a controlled group member, shall be counted for eligibility purposes. Additionally, the Lafayette Employees identified on Attachment No. 1(B) shall be credited with Years of Service with Second National Bank of Nazareth after the employment dates specified on Attachment No. 1(B). Those Employees specified on Attachment No. 3 shall be credited with Years of Service with Fidelity Bank.

                (b)   Vesting.  A Plan Year during which an Employee has
                      -------
completed at least one thousand (1,000) Hours of Service.

        All of an Employee's Years of Service with another member of a controlled group of corporations which includes the Employer, after such corporation becomes a controlled group member, shall be counted for vesting purposes. Additionally, the Denver Employees shall be credited with Years of Service with Denver National Bank after the employment dates specified on Attachment No. 2, and the Lafayette Employees shall be credited with Years of Service with Second National Bank of Nazareth after the employment dates specified on Attachment No. 1(A) and 1(B). The Employees specified on Attachment No. 3 shall be credited with Years of Service with Fidelity Bank.

        For eligibility and vesting purposes, Years of Service with Bank of Gloucester County prior to January 1, 1998 shall be recognized, Years of Service with Lafayette Ambassador Bank (and its predecessors, Ambassador Bank of the Commonwealth and Lehigh Valley Bank),

Woodstown National Bank and Trust Company, Peoples Bank of Elkton, Lafayette Bank, Swineford National Bank, FNB Bank, N.A., Great Valley Savings Bank, Hagerstown Trust Company and Delaware National Bank prior to January 1, 1999 shall be recognized; Years of Service with Skylands Community Bank prior to January 1, 2001 shall be recognized; and Years of Service with Sovereign Bank prior to June 9, 2001 shall be recognized.

                                  ARTICLE III
                                 PARTICIPATION
                                 -------------

        Section 3.01  Eligibility in General. Every Employee of the Employer
        ------------
shall become a Participant in the Plan on the Entry Date coincident with or next succeeding the earlier of (a) the date the Employee completes one Year of Service and attains age 21, or (b) the date the Employee completes three Years of Service, provided said Employee is still in the service of the Employer on such Entry Date.

        Section 3.02  Eligibility for 401(k) Feature.
        ------------  ------------------------------

                (a) Solely for purposes of participating in that portion of the Plan which relates to salary reduction contributions, any Employee shall become a Participant with respect to that portion of the Plan as of the first day of month coincident with or immediately following the later of the 90/th/ calendar day after the Employee's hire date or the Employee's attainment of age
21. (An Employee shall not become a Participant for any other purposes unless and until he satisfies the requirements of Section 3.01.)

                (b) Any Employee who is a Participant in the Plan on January 1, 1999 shall participate in that portion of the Plan which relates to salary reduction contributions as of January 1, 1999.

        Section 3.03  Present Participants.  Every Employee of the Employer who
        ------------  --------------------
is a Participant in the Plan on the date of adoption of this restated Plan shall continue as a Participant.

        Section 3.04  Enrollment. Each Employee who becomes a Participant shall
        ------------  ----------
complete and deliver to the Administrator a beneficiary designation and such other forms, if any, as the Administrator may require.

        Section 3.05  Termination of Employment or Participation; Reemployment
        ------------  --------------------------------------------------------
or Reparticipation.
------------------

                (a) An Employee whose employment terminates prior to his becoming a Participant and who recommences employment with the Employer shall become a Participant in accordance with Section 3.01. Any prior service shall be counted toward the Year of Service requirement as provided in Section 2.33.

                (b) Any Participant who leaves the service of the Employer and who incurs a One-Year Break in Service shall no longer be a Participant hereunder. If any such person has a nonforfeitable right to all or any portion of the balance in his Employer Contribution Account and subsequently reenters the service of the Employer, he shall again become a Participant as of the date of his reemployment.

                (c) A Participant who does not have a nonforfeitable right to any portion of the balance in his Employer Contribution Account, who leaves the service of the Employer, who incurs one or more One-Year Breaks in Service, and who subsequently reenters the service of the Employer will be considered a new Employee for the purpose of determining his eligibility to participate hereunder if the number of his consecutive One-Year Breaks in Service equals or exceeds the greater of (1) 5 or (2) the aggregate number of his prior Years of Service before such breaks in service (not including any Years of Service not required to be taken into account hereunder by reason of any prior One-Year Breaks in Service). If, however, such Participant's prior Years of Service may not be disregarded pursuant to the preceding sentence, such former Participant shall again become a Participant as of the date of his reemployment.

                                   ARTICLE IV
                                 CONTRIBUTIONS
                                 -------------

        Section 4.01  Participant Classification.  For purposes of Articles IV
        ------------  --------------------------
and V, the Participants shall be classified as follows:

                (a)   Category A Participants.  All Participants who are not
                      -----------------------
considered Category B Participants under Subsection 4.01(b) shall be Category A Participants.

                (b)   Category B Participants.  The following Participants shall
                      -----------------------
be Category B Participants:

                      (1) Each Participant who is hired by the Employer after December 31, 1995.

                      (2) Each Participant who was employed by an Affiliate of the Employer and who, after December 31, 1995, transfers to employment with the Employer; except that, if such a Participant was previously employed by the Employer and, for a Plan Year beginning prior to January 1, 1996, received an allocation of Employer contributions under Section 5.01 hereof, such a Participant shall be a Category A Participant.

                      (3) Each Participant who leaves the service of the Employer (or an Affiliate), who incurs one or more One-Year Breaks in Service and who, after December 31, 1995, is subsequently hired or rehired by the Employer.

                      (4) Each Participant who is employed by Bank of Gloucester County, Peoples Bank of Elkton, Woodstown National Bank, Skylands Community Bank, Delaware National Bank, Hagerstown Trust, Swineford National Bank, Lafayette Ambassador Bank (other than those Participants listed on Attachments 1A and 1B), or Lebanon Valley Farmers Bank

(other than those Lebanon Valley Farmers Bank Participants first hired by Farmers Trust Bank prior to January 1, 1996).

                      (5) Any Participant employed by an Employer that first becomes a Participating Employer at any time after December 31, 2001.

        Section 4.02  Employer Contributions.
        ------------  ----------------------

                (a) For each year in which this Plan is in effect, the Employer shall make a contribution in such amount as shall be determined by the Principal Employer's board of directors. Such contribution shall be allocated among the group of Category A Participants eligible to receive an allocation therefrom and the group of Category B Participants eligible to receive an allocation therefrom as follows:

                      (1)    Category A Participants. The group of Category A
                             -----------------------
Participants shall be allocated that portion of the contribution that is not allocated to the group of Category B Participants.

                      (2)    Category B Participants. The group of Category B
                             -----------------------
Participants shall be allocated that portion of the contribution that results in the "Average Contribution Percentage" for the Category B Participants being 66.66% of the Average Contribution Percentage for the Category A Participants. The Average Contribution Percentage, for each category of Participants, is the average of the contribution percentages for the Participants in the category. The contribution percentage for a Participant is the Participant's allocable share of the Employer's contribution for the Plan Year, expressed as a percentage of the Participant's Compensation for the Plan Year.

                (b) The Employer's contributions shall be paid to the Trustee on or before the last day for filing the federal income tax return of the Employer for such fiscal year (including extensions of time for so filing). If a contribution is paid for the Employer's preceding fiscal year, the contribution shall be accompanied by the Employer's signed statement to the Trustee that the payment is on account of such preceding fiscal year. For the purpose of allocations under Section 5.01, each contribution shall be deemed to have been made as of the Anniversary Date coincident with the fiscal year ending date.

                (c) Each Employer shall be required to contribute its share of contributions under this Section 4.02 which are allocable to those Participants who were employed by such Employer on either the last day of employment or the last day of the Plan Year.

        Section 4.03  Salary Reduction Contributions Each Participant may elect
        ------------  ------------------------------
to enter into a written salary reduction agreement with the Employer commencing with the date stated in the agreement. Pursuant thereto, a Participant may have contributed to his Account as an Employer contribution for any Plan Year from 1% to 5% of his Compensation as is set forth in such agreement. Such contributions shall be paid to the Trust Fund by the Employer as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event by the fifteenth business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash. Any such contribution shall be subject to the following rules:

                (a) A Participant's Compensation for a Plan Year shall be reduced by the amount of the contribution which the Participant elects for such Plan Year.

                (b) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator. Any modification shall not have retroactive effect and shall remain in force until revoked. A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with written notice of such revocation. A modification to or revocation of an election shall become effective as of the first day of the calendar quarter immediately following the calendar quarter in which such written notice is filed with the Administrator. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

                (c) No Participant shall be permitted to have salary reduction contributions (hereinafter referred to as elective deferrals) made to his Account under this Plan or made to any other plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Code section 402(g) in effect at the beginning of the taxable year.

                      (1) If a Participant determines that the amount of elective deferrals made to his Account during a taxable year, when added to the amounts deferred for such Participant during such year under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b), exceed the dollar limitation imposed on the Participant by Code section 402(g) for the year in which the deferrals occurred, the amount of excess elective deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15 of the succeeding year upon submission by the Participant to the Plan Administrator no later than March 1 of such succeeding year of a written statement specifying the amount of such excess elective deferrals and stating that if such excess amount is not distributed, the total amount of elective deferrals made for the Participant for the taxable year will exceed the limit imposed by Code section 402(g).

                      (2) The income or loss allocable to excess elective deferrals made during a taxable year is the income or loss allocable to the Participant's salary reduction contributions subaccount for the taxable year multiplied by a fraction, the numerator of which is the amount of the Participant's excess elective deferrals for the taxable year and the denominator of which is the sum of (A) the balance of the Participant's salary reduction contributions subaccount as of the beginning of the taxable year plus (B) the Participant's elective contributions for the taxable year.

               (d) The actual deferral percentage (hereafter referred to as ADP), as defined below, for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

                   (1) the ADP for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or

                   (2) the least of (A) the ADP for Participants who are Non-Highly Compensated Employees multiplied by 2, (B) the ADP for Participants who are Non-Highly Compensated Employees plus two percent (2%), or (C) such amount as the Secretary of the Treasury may prescribe to prevent the multiple use of this limitation with respect to any Highly Compensated Employee.

     "Actual Deferral Percentage" (ADP) shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of salary reduction contributions actually paid to the Plan by the Employer on behalf of such Participant for such Plan Year to (2) the Participant's Compensation for that portion of the Plan Year during which the Participant was eligible to participate in the Plan.

     The ADP shall, for Participants who are Highly Compensated Employees, be the ADP for the current year and shall, for participants who are Non-Highly Compensated Employees, be the ADP for the preceding year. (For the first Plan Year in which Participants may make salary reduction contributions hereunder, the preceding year's ADP for Non-Highly Compensated Employees shall be three percent (3%).)

     The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary reduction contributions or similar contributions allocated to his account under two or more arrangements described in Code section 401(k) that are maintained by the Employer shall be determined as if all such salary reduction contributions were made under a single arrangement.

     If a Highly Compensated Employee participates in two or more plans or arrangements described in Code section 401(k) that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     In the event that this Plan satisfies the requirements of Code section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same plan year.

     The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (e) If the amount of salary reduction contributions for any Plan Year exceeds the maximum amount permitted under the ADP limitations, such excess shall be distributed as provided in subsection (e) of this section.

                   (1) Notwithstanding any other provisions of this Plan, excess contributions, plus any income and minus any loss allocable thereto up to the last day of the Plan Year, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees, as follows:

                       A) the contribution of the Highly Compensated Employee with the highest dollar amount shall be reduced to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of contributions, such amount being distributed to the Highly Compensated Employee with the highest dollar amount; and

                       B) the foregoing reduction and distribution process is repeated to the extent necessary to distribute the total excess contributions. Excess contributions shall be treated as Annual Additions under the Plan.

                   (2) The income or loss allocable to excess contributions for the Plan Year is the amount of income or loss for the Plan Year allocable to the Participant's salary reduction contributions subaccount and the Employer matching contributions subaccount multiplied by a fraction, the numerator of which is the Participant's excess contributions for the Plan Year and the denominator of which is the sum of (1) the balance of the Participant's salary reduction contributions subaccount and Employer matching contributions subaccount as of the beginning of the Plan Year plus (2) the Participant's elective contributions for the Plan Year and Employer matching contributions for the Plan Year. Excess contributions which otherwise would be distributed to a Participant will be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of excess elective deferrals distributed to the Participant.

                   (3) "Excess contributions" shall mean, with respect to any Plan Year, the excess of (1) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year over (2) the maximum amount of such contributions permitted by the ADP limitations described in subsection (d) of this section (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages).

                   (4) If the Administrator determines prior to the end of the Plan Year that none of the limitations described in subsection (d) of this section may be satisfied for the

Plan Year, the Administrator will require that the amount of salary reduction contributions that may be remitted to the Plan on behalf of Highly Compensated Employees be proportionately reduced in order to insure that one of these limitations is satisfied. In the event that such excess salary reduction contributions have not been remitted by the Employer to the Trust Fund, the Employer will return such contributions to the Participant as additional cash remuneration to the extent necessary to meet these limitations.

               (f) No Participant who has received a hardship distribution from this Plan or from any other plan maintained by the Employer shall be permitted to have salary reduction contributions made to his Account for a period of twelve (12) months following receipt of the hardship distribution.

               (g) No Participant who has received a hardship distribution from this Plan or from any other plan maintained by the Employer shall be permitted, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to have salary reduction contributions made to his Account in excess of the applicable limit under Code section 402(g) for such following taxable year less the amount of the salary reduction contributions made to the Participant's account for the taxable year of the hardship distribution.

     Section 4.04  Salary Reduction Contribution Subaccounts An individual
     ------------  -----------------------------------------
subaccount shall be established as necessary to identify amounts derived from contributions and earnings thereon attributable to Participant salary reduction contributions. Such subaccount shall be increased or reduced separately; however, all subaccounts of the Participant hereunder may be invested by the Trustee, subject to Section 5.06 hereof, as a unit or single fund.

     Section 4.05  Plan Mergers.
     ------------  ------------

               (a) The assets of The Bank of Gloucester County 401 (k) Profit Sharing Plan (the "Gloucester Plan") have been transferred to, and combined with, the assets of this Plan. Immediately following the transfer, each Participant who was a participant in the Gloucester Plan as of December 31, 1998 had a post-transfer Gloucester Plan subaccount balance under this Plan equal to the sum of the account balances the Participant had under the Gloucester Plan immediately prior to the transfer of assets.

               (b) The assets of the Ambassador Bank of the Commonwealth Retirement plan (the "Ambassador Plan") have been transferred to, and combined with, the assets of this Plan. Immediately following the transfer, each Participant who was a participant in the Ambassador Plan as of December 31, 1998 had a post-transfer Ambassador Plan subaccount balance under this Plan equal to the sum of the account balances the Participant had under the Ambassador Plan immediately prior to the transfer of assets.

               (c) The assets of The Woodstown National bank and Trust Company Retirement Savings Plan (the "Woodstown Plan") have been transferred to, and combined with, the assets of this Plan. Immediately following the transfer, each Participant who was a participant in the Woodstown Plan as of December 31, 1998 had a post-transfer Woodstown

Plan subaccount balance under this Plan equal to the sum of the account balances the Participant had under the Woodstown Plan immediately prior to the transfer of assets.

               (d) The assets of The Peoples Bank of Elkton 401 (k) Savings Plan (the "Elkton Plan") have been transferred to, and combined with, the assets of this Plan. Immediately following the transfer, each Participant who was a participant in the Elkton Plan as of December 31, 1998 had a post-transfer Elkton Plan subaccount balance under this Plan equal to the sum of the account balances the Participant had under the Elkton Plan immediately prior to the transfer of assets.

     Section 4.06  Acceptance of Unpaid Plan Loan Notes. In connection with the
     ------------  ------------------------------------
mergers of certain qualified defined contribution plans into this Plan, the Plan shall receive and accept certain promissory notes evidencing unpaid loans previously made by such qualified plans to participants thereunder. The acceptance and administration of these promissory notes shall be subject to the following conditions.

               (a) The obligees of all promissory notes accepted by the Plan in connection with the mergers shall, without further act or deed, be deemed to change to the Fulton Financial Corporation Profit Sharing Plan Trust as of the effective date of the mergers. All rights and responsibilities of the obligees under the notes shall thereupon be deemed transferred and assigned to the Trust.

               (b) Each promissory note shall continue to be secured by the same funds which secured the note immediately prior to the merger, such funds being transferred hereto in connection with the merger.

               (c) Following the merger, there shall be no changes or modifications to the material terms and conditions of the promissory notes. Under no circumstances may a loan evidenced by such a promissory note be refinanced, nor may there be any changes made to the rate of interest or term for repayment.

               (d) A promissory note shall be considered an earmarked investment of the Participant-borrower's Plan Account. Amounts received in payment therefor shall be invested in the same manner as other funds in the Participant's Account.

               (e) This Section is not intended to, nor shall be construed as, permitting any Participant to borrow funds from his Account under this Plan. Notwithstanding the Plan's acceptance of notes evidencing loans from other plans, this Plan continues to prohibit Participants from borrowing from their Plan Accounts.

     Section 4.07  Rollover and Transfer Contributions.
     ------------- -----------------------------------

               (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants as well as by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. In the case of an Employee who is not a Participant on the date of such transfer, the Employee shall be considered a Participant hereunder only with respect to the amounts so transferred, unless and until the Employee becomes a Participant in accordance with Article III. The amounts transferred shall be credited to the Participant's Participant Contribution Account and shall not be commingled with any funds held in the Participant's Employer Contribution Account. Such account shall be fully vested and nonforfeitable at all times.

               (b) Amounts in a Participant's Participant Contribution Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provide in paragraphs (c) and (d) of this section.

               (c) Except as permitted by regulations (including regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in regulation 1.401(k)-1(d).

               (d) At a Participant's date of retirement, disability, death, or termination of employment, the fair market value of the Participant's Participant Contribution subaccount shall be paid to the Participant or to his Beneficiary as provided hereunder. Any distributions of amounts held in a Participant's Participant Contribution account shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.04 through 7.07, including, but not limited to all notice and consent requirements of Code section 417 and 411(a)(11) and the regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant's consent may be made.

               (e) The Administrator may direct that Participant transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

               (f) All amounts allocated to a Participant's Participant Contribution Account shall be invested and shall receive income allocations in the manner set forth in Section 5.04.

               (g) For purposes of this section, the term "qualified plan" shall mean any tax qualified plan under Code section 401(a). The term "amounts transferred from other qualified plans" shall mean:

                   (i) amounts transferred to this Plan directly from another qualified plan;

                   (ii) lump-sum distributions received by a Participant from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Participant to this Plan within sixty (60) days following his receipt thereof;

                   (iii) amounts transferred to this Plan from an individual retirement account provided that the individual retirement account has no assets other than assets (including earnings thereon) which:

                         A) were previously distributed to the Participant by
another qualified plan as a lump-sum distribution;

                         B) were eligible for tax-free rollover to a qualified
plan; and

                         C) were deposited in such individual retirement account
within sixty (60) days of receipt thereof; and

                   (iv) amounts distributed to the Participant from an individual retirement account meeting the requirements of clause (iii) above, and transferred by the Participant to this Plan within sixty (60) days of his receipt thereof from such individual retirement account.

               (h) Prior to accepting any transfers to which this section applies, the Administrator may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Participant to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

     Section 4.08  Payment to Trustee. All funds contributed hereunder shall be
     ------------  ------------------
paid to the Trustee, but the Trustee shall have no duty or responsibility for requiring that any contributions be made or delivered or for determining that any contributions are correct in amount or are correctly allocated to a Participant.

     Section 4.09  Return of Contribution. Notwithstanding any provisions of
     ------------  ----------------------
this Plan to the contrary, a contribution paid to the Trustee may be repaid under the following conditions:

               (a) If a contribution is made by the Employer by reason of a mistake of fact, it shall be returned to the Employer within one (1) year after payment of the contribution.

               (b) If a contribution is made by the Employer conditioned upon qualification of the Plan as amended and if it is determined that the Plan as amended fails to qualify under Code section 401, such contribution shall be returned to the Employer within one (1) year after the date of denial of requalification provided the Plan amendment is submitted to the Internal Revenue Service for qualification within one (1) year from the date such amendment is adopted.

               (c) If deduction of a contribution is denied or disallowed by the Internal Revenue Service, to the extent the deduction is denied or disallowed, the contribution shall be returned to the Employer within one (1) year after the denial or disallowance.

                                   ARTICLE V
               PARTICIPANTS' ALLOCATIONS AND ACCOUNTS: LIMITATIONS
               ----------------------------------------------------

     Section 5.01  Allocation. Each Participant under this Plan on an
     ------------  ----------
Anniversary Date as of which the Employer makes a contribution hereunder, who has completed at least one thousand (1,000) Hours of Service during the Plan Year ending on such Anniversary Date and who is still in the service of the Employer on the Anniversary Date, regardless of the date prior thereto on which he became a Participant, shall be entitled to an allocated share of such contribution. For this purpose, a Participant shall be deemed to be in the service of the Employer on the Anniversary Date if the Participant, on the Anniversary Date, is in the service of another member of the controlled group of corporations which includes the Employer. A Participant whose employment terminates on or after his Early Retirement Date or Normal Retirement Date, who has died, who become Totally and Permanently Disabled, or who is on Authorized Leave of Absence during the Plan Year shall be treated as still in the service of the Employer on the Anniversary Date, and shall be deemed to have completed one thousand (1,000) Hours of Service during the Plan Year in which the separation from service occurs. Additionally, Hours of Service performed for other members of a controlled group of corporations which includes the Principal Employer shall not be credited towards the one thousand (1,000) Hours of Service requirement hereunder unless and to the extent such member is deemed an Employer hereunder.

               (a) Category A Participants. A Category A Participant's allocated
                   -----------------------
share shall be equal to an amount determined by applying to the total amount of the Employer's contribution under subsection 4.02(a)(1) a fraction in which the Category A Participant's Compensation is the numerator and the total Compensation of all Category A Participants entitled to an allocation is the denominator.

               (b) Category B Participants. A Category B Participant's allocated
                   -----------------------
share shall be equal to an amount determined by applying to the total amount of the Employer's contribution under Section 4.02(a)(2) a fraction in which the Category B's Participant's Compensation is the numerator and the total Compensation of all Category B Participants entitled to an allocation is the denominator.

     Section 5.02  Investment Funds. The Trustee shall allocate assets of the
     ------------  ----------------
Trust among the following six Funds:


               (a) The FFA Retirement Fixed Income Fund, which will invest primarily in medium term, investment grade bonds.

               (b) The Managed Equity Fund, which will invest in a diversified portfolio of large, medium and small capitalization U.S. stocks and large capitalization international stocks.

               (c) The Principal Preservation Fund, which will be a money market fund holding primarily U. S. governmental securities.

               (d) The Fulton Financial Stock Fund, which will invest primarily in stock of Fulton Financial Corporation but may also hold money market funds. All acquisitions or dispositions of such stock shall conform with the requirements of section 407 of ERISA. Each Participant (or Beneficiary of a deceased Participant) shall be entitled to direct the Trustee to vote all shares of common stock of Fulton Financial Corporation which are allocated to the Account of such Participant (or Beneficiary) on any corporate matter on which holders of such common stock are entitled to vote. In the absence of a direction by a Participant (or Beneficiary) to vote, the Trustee shall vote shares allocated to the Account of such Participant (or Beneficiary in accordance with the requirements of ERISA.

               (e) The Balanced Fund, which shall invest in a balanced portfolio of common stock and intermediate term fixed income securities.

               (f) The Indexed Equity Fund, which shall invest in a mutual fund which in turn consists of shares of stock identified in the Standard & Poors stock index from time to time.

     Effective on and after November 1, 2001, the Trustee shall allocate assets of the Trust among nine funds, the FFA Retirement Fixed Income Fund, Principal Preservation Fund, Fulton Financial Stock Fund, and Indexed Equity Fund, as described above, plus five additional Funds, as follows:

               (a) The J. P. Morgan U. S. Equity Fund, which will invest primarily in large capitalization, blue chip value stocks.

               (b) The Fidelity Advisor Mid-Cap Stock Fund, which will invest in a diversified portfolio of medium sized companies stocks.

               (c) The Fidelity Advisor Value Strategies Fund, which will invest in a diversified portfolio of small capitalization stocks.

               (d) The Goldman Sachs International Equity Fund, which will invest in a diversified portfolio of international large capitalization businesses in developed countries.

               (e) The FFA Retirement Common Stock Fund, which will invest primarily in large capitalization, blue chip growth stocks.

     Rules and regulations concerning the investment of Accounts in the Funds, and transfers between such Funds, may be adopted and amended from time to time by the Administrator; such rules and regulations shall be communicated by the Administrator in writing to the Participants.

     Section 5.03  Individual Accounts. The Employer's contributions hereunder
     ------------  -------------------
shall be credited to accounts maintained for each individual Participant and to be known as Employer

Contribution Accounts. The Employee's rollover contributions shall be credited to accounts maintained for each individual Participant and to be known as Participant Contribution Accounts. Such Accounts shall each be increased or reduced separately as herein provided; however, all such Accounts may be invested by the Trustee as a unit or single fund.

          (a) The Administrator shall establish and maintain in the name of each Participant who was a participant in the Gloucester Plan as of December 31, 1998 a subaccount to which the Administrator shall credit the sum of the Participant's account balances under the Gloucester Plan which is transferred hereto pursuant to Section 4.05(a). Such subaccount, which is referred to herein as the "Gloucester Plan subaccount", shall be credited with earnings and losses of the Trust Fund in accordance with this Article V.

          (b) The Administrator shall establish and maintain in the name of each Participant who was a participant in the Ambassador Plan as of December 31, 1998 a subaccount to which the Administrator shall credit the sum of the Participant's account balances under the Ambassador Plan which is transferred hereto pursuant to Section 4.05(b). Such subaccount, which is referred to herein as the "Ambassador Plan subaccount", shall be credited with earnings and losses of the Trust fund in accordance with this Article V.

          (c) The Administrator shall establish and maintain in the name of each Participant who was a participant in the Woodstown Plan as of December 31, 1998 a subaccount to which the Administrator shall credit the sum of the Participant's account balances under the Woodstown Plan which is transferred hereto pursuant to Section 4.05(c). Such subaccount, which is referred to herein as the "Woodstown Plan subaccount", shall be credited with earnings and losses of the Trust Fund in accordance with this Article V.

          (d) The Administrator shall establish and maintain in the name of each Participant who was a participant in the Elkton Plan as of December 31, 1998 subaccount to which the Administrator shall credit the sum of the Participant's account balances under the Elkton Plan which is transferred hereto pursuant to Section 4.05(d). Such subaccount, which is referred to herein as the "Elkton Plan subaccount", shall be credited with earnings and losses of the Trust Fund in accordance with this Article V.

     Section 5.04 Valuation of Participant's Accounts. The Account Balance of
     ------------ -----------------------------------
each Participant in the Trust Fund shall be determined as follows:

          (a) The opening entry on each Employer Contribution Account shall be a dollar and cents credit in the amount of the portion of the Employer's contribution made as of the Anniversary Date subsequent to his becoming a Participant which is allocable to that Participant. The opening entry on each Participant Contribution Account shall be a dollars and cents credit in the amount of the Participant's contribution, if any, made as of such Anniversary Date.

          (b) Any distributions made from a Participant's Account and any forfeiture recognized since the last preceding Anniversary Date shall be charged to the proper account of the Participant.

          (c) Effective November 30, 2000, as of the last day of each calendar month and such other valuation date as may be designated by the Principal Employer, the Trustee shall determine the value of the Trust Fund, including the value of the various funds of which the Trust is comprised, in the manner provided in Section 12.02 and the Administrator shall credit or charge each of the accounts of each then Participant with a proportionate share of the earnings or losses of the various funds in which the Participant's accounts are invested and of the increase or decrease in value of such funds since the last day of the immediately preceding calendar month or such other valuation date. The proportionate share of any increase or decrease in value in a fund shall be the percentage which the amount of money standing to the credit of a then Participant in the fund bears to the total amount of money standing to the credit of all the Participants in such fund. Notwithstanding the foregoing, in the case of a valuation for purposes of making a distribution to a Participant, credits or charges to such Participant's accounts for that portion of the Plan Year ending on the date of distribution shall be allocated in a reasonable manner applied uniformly to all Participants similarly situated.

          (d) Any contributions made by the Employer of the Participant since the last preceding Anniversary Date or other valuation date shall be credited to the Participant's Employer Contribution Account as provided in
Section 5.01 hereof.

          (e) Forfeitures attributable to Participants of an Employer which are allocable under Section 10.04 shall be used to reduce subsequent Employer contributions of that Employer and shall be allocated in the manner described in subsection 5.04(d).

     Section 5.05 Limitation on Allocations. The following definitions and rules
     ------------ -------------------------
shall apply for purposes of this Section 5.05. It is the purpose of this Section
5.05 to incorporate the limitations, adjustments and other requirements of Code section 415 and the regulations promulgated thereunder, including all applicable transition rules, into this Plan; and notwithstanding anything contained in this
Section 5.05 to the contrary, the terms of Code section 415 and the regulations thereunder are specifically incorporated by reference.

          (a)     Definitions:
                  -----------

                  (1)   Annual Additions. The sum of the following amounts
                        ----------------
credited to a Participant's Account for any Limitation Year:

                        A)  Employer contributions;

                        B)  Employee contributions;

                        C)  forfeitures;

                        D) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity benefit plan maintained by the Employer; and

               E) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer.

          (2)  Compensation. For purposes of this Section 5.05 and for other
               ------------
Plan purposes that make reference to this definition, Compensation shall mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

               A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               B) Amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               D) Other amounts which received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludible from the gross income of the employee).

     Compensation for any Limitation Year beginning after December 31, 1991 is the compensation actually paid or includible in gross income during such year.

     For purposes of applying the limitations in this Section, (i) for limitation years beginning after December 31, 1997, Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code sections 125 or 457, and (ii) for limitation years beginning after December 31, 2000, Compensation paid or made available during such limitation year shall include any elective amounts not includible in the gross income of the Employee by reason of Code section 132(f)(4).

               (3)  Defined Benefit Fraction. A fraction, the numerator of which
                    ------------------------
is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code section 415(b) and 415(d) or 140 percent of the Highest Average Compensation, including any adjustments under Code section 415(b).

     Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

               (4)  Defined Contribution Dollar Limitation. $30,000, as adjusted
                    --------------------------------------
under Code section 415(d).

               (5)  Defined Contribution Fraction. A fraction, the numerator of
                    -----------------------------
which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code section 419(e), and individual medical accounts as defined in Code section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and 415(d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

     If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employee which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first

Limitation Year beginning on or after January 1, 1987. The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

     The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

               (6)  Employer. The Employer adopting this Plan and (a) any
                    --------
corporation which is a member of controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)) which includes the Employer or (b) any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)) with the Employer, or (c) a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer, or any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

               (7)  Excess Amount. The excess of the Participant's Annual
                    -------------
Additions for the Limitation Year over the Maximum Permissible Amount.

               (8)  Highest Average Compensation. The average Compensation for
                    ----------------------------
the three consecutive Years of Service with the Employer that produces the highest average.

               (9)  Limitation Year. The Plan Year. If the Limitation Year is
                    ---------------
amended to a different twelve (12) consecutive month period, the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

               (10) Maximum Permissible Amount. The maximum Annual Addition that
                    --------------------------
may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of(A) the Defined Contribution Dollar Limitation or (B) twenty-five percent (25%) of a Participant's Compensation for the Limitation Year. The Compensation limitation referred to in
(B) shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code sections 415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction in which the numerator is the number of months in the short Limitation Year and the denominator is twelve (12).

               (11) Projected Annual Benefit. The annual retirement benefit
                    ------------------------
(adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of a defined benefit plan, assuming (A) the Participant will continue employment until the normal retirement age under the Plan (or current age, if later) and
(B) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (b)  Aggregation Rule. For purposes of applying the limitations of
               ----------------
Code section 415 applicable to a Participant for a particular Limitation Year, all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined benefit plan and all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as part of this Plan.

          (c)  Annual Additions Limitation: No Other Plan. If the Participant
               ------------------------------------------
does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. For the purpose of complying with this limitation, the following rules shall apply:

               (1) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

               (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

               (3) If, pursuant to the preceding paragraph (2) or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

                    A) Any nondeductible voluntary employee contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the Participant;

                    B) If after the application of paragraph (A) an excess amount still exists, any elective deferrals (plus attributable earnings), to the they would reduce the excess amount, will be distributed to the Participant;

                    C)  If, after the application of the preceding paragraph
(B), an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary;

                    D) If, after the application of paragraph (B), an Excess Amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary;

                    E) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made to the Plan for the Limitation Year. Excess Amounts may not be distributed to Participants or former Participants.

          (d)  Annual Additions Limitation: Other Defined Contribution Plan. If
               ------------------------------------------------------------
the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, which provides an Annual Addition during any Limitation Year, the Annual Additions which may be credited to the Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other plan and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. For the purpose of complying with this limitation, the following rules shall apply:

               (1) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

               (2) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

               (3) If, pursuant to paragraph (2) or as the result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                        (4) If an Excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of the total Excess Amount allocated as of such date multiplied by a fraction, the numerator of which is the Annual Additions allocated to the Participant for the Limitation year as of such date under this Plan and the denominator of which is the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contributions plans.

                        (5) Any Excess Amount attributed to this Plan will be disposed of as provided in subsection (c)(3).

                (e)     Annual Additions Limitation: Other Defined Benefit Plan.
                        -------------------------------------------------------
If the Participant is, or at any time was, a participant in a qualified defined benefit plan maintained by the Employer, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction, computed at the close of the Limitation Year, shall not exceed one (1.0). If such combined limitation is exceeded for such Limitation Year, the Annual Additions under this Plan shall be reduced first, before any reduction in the rate of benefit accrual in the defined benefit plan. Any required reduction in the Annual Additions under this Plan shall be effectuated in accordance with the provisions of subsection (c) or
(d), as the case may be. The provisions of this Subsection 5.05(e) shall be effective until December 31, 1999.

                (f)     No Allocation to Suspense Account. Notwithstanding any
                        ---------------------------------
other provisions of this Section 5.05, the Employer shall not, at any time, contribute any amount under this Plan which would cause an allocation to a suspense account as of the date the contribution is to be allocated. If the contribution is made prior to such allocation date, then the contribution shall not exceed an amount that would cause an allocation to a suspense account if the date of contribution were an allocation date.

        Section 5.06    Annual Investment of Employer Contributions, Etc. A
        ------------    ------------------------------------------------
Participant shall, in each Plan Year, have the right to designate the proportions of the amounts allocated to his Account under Section 5.04(d) for such Plan Year to be invested in any of the Funds in accordance with the following:

                (a) The Participant may designate in multiples of five (5%) percent the percentage to be invested in the various Funds.

                (b) An election shall be submitted to the Plan Administrator in writing on or before December 15 of the Plan Year to which it relates, in accordance with the specific rules promulgated by the Plan Administrator.

                (c) If a Participant fails to make any election in a particular year, it shall automatically be construed as an election by such Participant to have the entire allocation invested according to their most recent 401(k) salary reduction contribution investment elections if a change was made in the current year. If no change was made with respect to their 401(k) investment elections in the current year, then the entire employer contribution will be invested in the same manner as the prior year's employer contribution allocation.

                (d) If a participant has never made any election, the entire employer contribution will be invested in the Principal Preservation Fund.

        Section 5.07    Transfer Election. Effective November 30, 2000 a
        ------------    -----------------
Participant may transfer a portion of or all of his Account allocated to a Fund or Funds by submitting a written request to the Plan Administrator. Such transfer shall take effect on the last day of the current calendar month, provided it is submitted at least five (5) days prior to the last day of such calendar month. Otherwise, the transfer shall take effect on the last day of the calendar month following the date the transfer request is submitted. All transfers must be in multiples of five percent (5%). Rules and regulations concerning transfers between the Funds may be adopted and amended from time to time by the Plan Administrator; such rules and regulations shall be communicated by the Plan Administrator in writing to the Participants.

                                   ARTICLE VI
                                  DISTRIBUTIONS
                                  -------------

        Section 6.01    Distributions in General. Except for in-service
        ------------    ------------------------
distributions as provided in Section 7.05 and hardship distributions as provided
Section 6.11, distributions under this Plan to a Participant (or to his Beneficiary) shall be made only after the occurrence of one or more of the following events: retirement, death, disability, termination of employment, or termination of this Plan. Such distribution shall be made on a non-discriminatory basis and only in the manner and at the time or times provided by the provisions of this Article and Articles VII, VIII, IX and XIV of this Plan.

        Section 6.02    Restrictions on Immediate Distribution. Unless a
        ------------    --------------------------------------
distribution is required to satisfy Code section 401(a)(9) or Code section 415 or unless a Participant's vested Account Balance does not exceed (and has never exceeded) five thousand dollars ($5,000) (exclusive of amounts attributable to deductible Employee voluntary contributions), if a Participant's Account Balance is immediately distributable, such Account Balance may not be distributed without the consent of the Participant in accordance with the provisions of this section. A Participant's Account Balance is immediately distributable if any part of this Account Balance could be distributed to the Participant before the Participant reaches (or would have reached if not deceased) the later of the Normal Retirement Date or age 62.

        The following rules regarding consent shall apply hereunder:

                (a) The Plan Administrator shall notify the Participant of the right to defer distribution until the Account Balance is no longer immediately distributable. This notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417. This notification shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

                (b) Written consent to the distribution shall not be given before the notification is received or more than 90 days prior to the Annuity Starting Date.

                (c) A consent shall not be valid if failure to consent results in a significant detriment to any Participant under the Plan.

        Section 6.03    Time for Distribution. Unless a Participant elects to
        ------------    ---------------------
defer the receipt of benefits (which election shall not result in a death benefit which is more than incidental), distribution of benefits under this Plan will begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                (a)     The arrival of the Participant's Normal Retirement Date;

                (b) The termination of the Participant's service with the Employer; or

                (c) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan.

        Failure of a Participant to consent to a distribution while a benefit is immediately distributable within the meaning of Section 6.02 of this Plan shall be deemed an election to defer the receipt of benefits within the meaning of this Section.

        Section 6.04    Postponement of Distribution. In case an event has
        ------------    ----------------------------
occurred calling for distribution hereunder, as set forth in Section 6.01, but for any reason payment cannot be made within the time set forth in Section 6.03, the amount of such distribution shall be invested and reinvested for the benefit of the distributee until payment is made. In order to accomplish the purpose of this paragraph, the Administrator may arrange with the Trustee to maintain the funds to be distributed in a separate account and to invest such funds separately from or together with the Trust Fund; and each person for whom funds are being held in such account shall be entitled to share on valuation dates in any accretions or losses in the ratio that the amount credited to him bears to the amount credited to the accounts of all persons whose funds are being held in such account.

        Section 6.05    Distributions to Incompetents. In the event any person
        ------------    -----------------------------
to whom a distribution is made hereunder has been judicially declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate has been appointed, any distribution to which such person is entitled shall be paid to such guardian, conservator or other person. Any elections required or permitted hereunder to be made by such person shall be made by such guardian, conservator or other person.

        Section 6.06    Minimum Distributions.
        ------------    ---------------------

                (a)     Distributions Commencing Prior to Participant's Death.
                        -----------------------------------------------------
If a Participant's Account Balance is to begin to be distributed in a form other than a single lump-sum prior to the death of the Participant, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the federal income tax regulations. For purposes of this computation, the life expectancy of the Participant and the Participant's Spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually; however, the life expectancy of a nonspouse Beneficiary may not be redetermined. If the Participant's Spouse is not the Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                (b)     Distributions Commencing After Participant's Death. If a
                        --------------------------------------------------
Participant's Account Balance is to begin to be distributed in a form other than a single lump-sum following the death of the Participant, the amounts to be distributed are computed by the use of the return multiples contained in section 1.72-9 of the federal income tax regulations. For purposes of this computation, a surviving Spouse's life expectancy (other than in the case of a life annuity) may be redetermined no more frequently than annually; however, the life expectancy of a nonspouse Beneficiary shall be determined at the time payment first commences and payments for any twelve (12) consecutive month period will be based on such life expectancy minus the number of whole years elapsed since distribution first commenced.

        Section 6.07    Commencement of Benefits.
        ------------    ------------------------

                (a)     Distributions to Participants. Distribution to a
                        -----------------------------
Participant who is a Five-Percent Owner must commence no later than the first day of April following the calendar year in which the Participant reaches age 70 1/2. Distribution to a Participant who is not a Five-Percent Owner must commence by the later of (i) the Participant's retirement, or (ii) the first day of April following the calendar year in which the Participant reaches age 70 1/2. A Participant is treated as a Five-Percent Owner for purposes of this Section if the Participant is a Five-Percent Owner as defined in Code section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once a distribution commences to a Five-Percent Owner under this Section, the distribution must continue notwithstanding the fact that the Participant may cease to be a Five-Percent Owner in a subsequent year.

                (b)     Distributions to Surviving Spouse or Other Designated
                        -----------------------------------------------------
Beneficiary.  Distributions to be made upon the death of a Participant pursuant
-----------
to Article VIII of this Plan shall be made as follows:

                        (1) If the Participant dies after distribution of the Participant's Account Balance has commenced, the remaining portion of such balance shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                        (2) If the Participant dies before distribution of the Participant's Account Balance has commenced, the Participant's entire Account Balance will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death. Notwithstanding the foregoing, if any portion of a Participant's Account Balance is payable to or for the benefit of a Beneficiary and if distribution of this portion is to be made in substantially equal installments over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, such distribution will be deemed to have been made within 5 years after the Participant's death (A) if distribution begins not later than December 31 of the calendar year immediately following the calendar year of the Participant's death or (B) if the Beneficiary is the Participant's surviving Spouse, if distribution begins not later than December 31 of the calendar year in which the Participant would have attained age 70 1/2 and, if the surviving Spouse dies before distribution begins, distribution shall be made as if the surviving Spouse were the Participant.

        Section 6.08    Cash Out of Account Balance. Notwithstanding any other
        ------------    ---------------------------
provisions of this Plan, if, at the time of the termination of an Employee's participation in the Plan (whether by retirement, death, disability, termination of employment, termination of the Plan or otherwise), the Annuity Starting Date has not arrived and if the present value of the Participant's vested Account Balance is five thousand dollars ($5,000) or less, payment of such Account Balance may be made in a lump sum to the Participant or the Beneficiary, as the case may be, within one (1) year after such termination. For purposes of this section, if the value of a Participant's vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such vested Account Balance.

        Section 6.09    Rollovers of Distributions.
        ------------    --------------------------

                (a) With respect to distributions made on or after January 1, 1993, and notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If less than 100% of an Eligible Rollover Distribution is to be paid in a Direct Rollover, the amount of the Direct Rollover must be at least $500.00.

                (b) An election to make or not to make a Direct Rollover with respect to payments which are part of a series of payments shall apply to all subsequent payments unless a new election is made with respect to subsequent payments. A Distributee shall be permitted at any time to change, with respect to subsequent payments, a previous election to make or not to make a Direct Rollover.

                (c) A Direct Rollover may not be made to more than one Eligible Retirement Plan.

                (d) If a Distributee fails to make an election before the deadline established by the Plan Administrator, the Eligible Rollover Distribution shall be distributed as if a Direct Rollover election had not been made. The deadline established by the Plan Administrator shall be no more restrictive for the Distributee than the deadline applicable to a revocation of the form of benefit elected by the Distributee.

                (e) For the purposes of this Section 6.09, the following definitions shall apply:

                        (1)     Eligible Rollover Distribution. An Eligible
                                ------------------------------
Rollover Distribution is any distribution or all of any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more, (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Notwithstanding this paragraph (a), effective January 1, 2000, "Eligible Rollover Distribution" excludes hardship withdrawals as defined in Code section 401(k)(2)(B)(i)(IV), which are attributable to the Participant's elective contributions under Treas. Reg. Section 1.401(k)-1(d)(2)(ii).

                        (2)     Eligible Retirement Plan. An Eligible Retirement
                                ------------------------
Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        (3)     Distributee. A Distributee includes an Employee
                                -----------
or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's surviving Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

                        (4)     Direct Rollover.  A Direct Rollover is a payment
                                ---------------
by the Plan to the Eligible Retirement Plan specified by the Distributee.

        Section 6.10    Reinstatement of Benefit. If a benefit is forfeited
        ------------    ------------------------
because the Participant or Beneficiary cannot be found, such benefit shall be reinstated if a legitimate and valid claim is made by the Participant or Beneficiary.

        Section 6.11    Hardship Distributions.
        ------------    ----------------------

                (a) The Administrator, at the election of an eligible Participant, shall direct the Trustee to distribute to such Participant the amount described in subsection (c) necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's Account shall be reduced accordingly.

                (b) To be eligible for a hardship distribution, a Participant must have previously been a participant in the Ambassador Plan, the Woodstown Plan or the Elkton Plan. A Participant who has not previously participated in any one of those plans shall not be eligible for a hardship distribution hereunder.

                (c) The amount of a hardship distribution to a Participant in any Plan Year shall not exceed the lesser of (i) the amount necessary to satisfy the immediate and heavy financial need of the Participant, and (ii) the sum of the elective deferrals transferred to the Participant's Account pursuant
Section 4.05 and any income allocable thereto as of December 31, 1988.

                (d) A hardship distribution under this Section shall be authorized only if the distribution is on account of:

                        (1) Medical expenses described in Code section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code section 152);

                        (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                        (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

                        (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                (e) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representations and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                        (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                        (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                        (3) The Plan, and all other plans, maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

                        (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                (f) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of
Article VIII, including, but not limited to, all notice and consent requirements of Code sections 417 and 411(a)(11) and the Regulations thereunder.

                                  ARTICLE VII
                        PAYMENT OF BENEFITS ON RETIREMENT
                        ---------------------------------

        Section 7.01    Normal and Early Retirement.
        ------------    ---------------------------

                (a) A Participant who retires on his Normal Retirement Date shall be entitled to receive a benefit based upon one hundred percent (100%) of his Account Balance (which shall be nonforfeitable) as of his Normal Retirement Date. Payment of a benefit pursuant to this Subsection 7.01(a) shall be made as provided in this Article.

                (b) A Participant who has reached his Early Retirement Date may elect to retire prior to his Normal Retirement Date without the consent of the Employer and to receive an early retirement benefit commencing on his Early Retirement Date based upon one hundred percent (100%) of his Account Balance as of his Early Retirement Date. A Participant who has satisfied the service requirement for early retirement and who separates from the service of the Employer before satisfying the age requirement shall be entitled, upon satisfaction of such age requirement, to receive an early retirement benefit based upon one hundred percent (100%) of his Account Balance as of the date of separation. Payment of a benefit pursuant to this subsection 7.01(b) shall be made as provided in this Article.

        Section 7.02    Late Retirement. Notwithstanding any other provisions of
        ------------    ---------------
this Plan, a Participant who, after reaching his Normal Retirement Date, continues in the employ of the Employer shall continue to be a Participant in this Plan. If a Participant so continues in the employ of the Employer beyond his Normal Retirement Date, he shall not be entitled to receive his benefit until the date of his actual retirement unless payment is required under Section
6.07 or commenced under Section 7.05. Upon the date of his actual retirement a Participant shall become entitled to receive a benefit based upon one hundred percent (100%) of his Account Balance as of the date of his actual retirement. Payment of such benefit shall be made as provided in this Article VII.

        Section 7.03    Disability Retirement. Any Participant who becomes
        ------------    ---------------------
Totally and Permanently Disabled prior to his Normal Retirement Date may elect to retire prior to such date and to receive a benefit on the first day of the month following his actual retirement. Such benefit shall be based upon one hundred percent (100%) of his Account Balance (which shall be nonforfeitable) as of his actual retirement date. Payment of such benefit shall be made as provided in this Article VII.

        Section 7.04    Form of Distribution.
        ------------    --------------------

                (a) Unless a Participant's Account Balance is required to be distributed in a lump-sum payment under section 6.08, the Participant may elect to receive his Account Balance in a lump-sum payment, or in monthly, quarterly, semi-annual, annual or other form of installments over a period not extending beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and the Participant's Beneficiary.

                (b) If the Participant files his election to receive payment of his Account Balance, such payment shall be made as soon as administratively practicable following the close of the month in which the election is filed.

                (c) If the Participant elects to postpone receipt of his Account Balance, the amount of such payment shall be determined as of any later valuation date as requested by the Participant but, in any case, subject to the provisions of Section 6.07.

                (d)     Payment to a Beneficiary shall be made as provided in
Section 6.07.

        Section 7.05    In-Service Distributions. For Plan Years ending on or
        ------------    ------------------------
before December 31, 1994, each Participant who has attained the age of 60, completed 10 Years of Service and who is employed by an Employer on a part-time basis may request and receive a distribution by delivering a written request to the Plan Administrator. For Plan Years beginning on or after January 1, 1995, the age requirement hereunder is reduced from 60 to 59 1/2 and the service requirement is reduced from 10 to 5. Distribution shall be made in accordance with Section 7.04.

        Section 7.06    In-Kind Distributions. Except as provided in this
        ------------    ---------------------
Section 7.06, all distributions from the Plan shall be in the form of cash. If a Participant elects to receive the entire balance in his or her Account in a lump sum distribution, the Participant may elect, on a form provided by the Administrator, to receive an in-kind distribution of all of the whole shares allocated to his or her Account under the Fulton Financial Stock Account. The amount of such shares to be distributed shall be determined by using the Account Balance and share price as of the valuation date.

        Section 7.07    Payment Procedures. Payment of any retirement benefit
        ------------    ------------------
hereunder shall be initiated by the Trustee only at the direction of the Administrator and shall be made exclusively out of the Trust Fund held by the Trustee. In no event shall the Administrator have the right to select any method of payment which would be contrary to any laws or to any rules or regulations of any governmental authority in existence as of the date of retirement; and the Administrator and the Trustee shall be bound to honor such laws, rules or regulations as long as they continue in existence.

                                  ARTICLE VIII
                  ADDITIONAL RULES CONCERNING BENEFIT PAYMENTS
                  --------------------------------------------

        Section 8.01    Application. This Article VIII contains rules and
        ------------    -----------
requirements which are in additional to, and not in substitution for, the other rules and requirements of this Plan. The rules and requirements provided in this Article apply to Participants with amounts credited to the following subaccounts, and do not apply to any other Participants.

                (a) Amounts credited to a Participant's Gloucester Plan subaccount; and

                (b) Amounts credited to a Participant's Ambassador Plan subaccount.

        Section 8.02    Definitions.
        ------------    -----------

                (a)     Annuity Starting Date. The first day of the first period
                        ---------------------
for which an amount is payable as an annuity or, in the case of a benefit which is not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to such benefit.

                (b)     Joint and Survivor Annuity. An immediate annuity which
                        --------------------------
is payable for the life of the Participant with a survivor annuity for the life of the Participant's Spouse of not less than fifty percent (50%) and not greater than one hundred percent (100%) of the amount of the Participant's annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of the benefit which can be purchased with the Participant's Account. If no survivor annuity percentage is specified by the Participant, such percentage shall be fifty percent (50%). In the case of an unmarried Participant, such annuity shall be an annuity for the life of the Participant.

                (c)     Pre-Retirement Survivor Annuity. An immediate annuity
                        -------------------------------
for the life of the Participant's Spouse, the payments under which must be equal to the amount of the benefit which can be purchased with the Participant's Account and which is used to provide a death benefit hereunder.

        Section 8.03    Form of Benefit: Joint and Survivor Annuity.
        ------------    -------------------------------------------

                (a)

                        (1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of his benefits in the form of a Joint and Survivor Annuity. Such joint and survivor benefits following the Participant's death shall continue to the Spouse during the

Spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This Joint and 50% Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for purposes of this Article. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the Spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. Additionally, the Participant may elect to waive the Joint and Survivor Annuity with his Spouse's consent in accordance with Subsection (a)(2) below. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                        (2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's Spouse. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the Spouse expressly permits designations by the Participant without the requirement of further consent by the Spouse). Such Spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances that may be prescribed by regulations. The election made by the Participant and consented to by his Spouse may be revoked by the Participant in writing without the consent of the Spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this Subsection. A former Spouse's waiver shall not be binding on a new Spouse.

                        (3) The election period to waive the Joint and Survivor Annuity shall be the 90 day period ending on the Annuity Starting Date.

                        (4) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and not more than 90 days before the Annuity Starting Date a written explanation of:

                                A)      the terms and conditions of the Joint
and Survivor Annuity;

                                B)      the Participant's right to make, and the
effect of, an election to waive the Joint and Survivor Annuity;

                                C)      the right of the Participant's Spouse to
consent to any election to waive the Joint and Survivor Annuity; and

                                D)      the right of the Participant to revoke
such election, and the effect of such revocation.

        Notwithstanding the foregoing period for providing the written explanation, the Administrator may provide the written explanation after the Annuity Starting Date. In such case, the election period shall not end before the 30th day after the date on which the explanation is provided. The Administrator may permit a Participant to elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the Annuity Starting Date (or to waive the 30 day requirement) if the distribution commences more than 7 days after the explanation is provided.

                (b) In the event a married Participant duly elects pursuant to Subsection (a)(2) above not to receive his benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to the Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the methods described in Section 8.04.

        Section 8.04    Optional Forms of Benefit. If a married Participant duly
        ------------    -------------------------
elects pursuant to Section 8.03 not to receive his Account in the form of a Joint and Survivor Annuity, or if the Participant is not married, in the form of a life annuity, then the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to the Participant (or his Beneficiary) such amount in one or more of the optional methods set forth in
Section 7.04 of the Plan.

        Section 8.05    Form of Death Benefit: Pre-Retirement Survivor Annuity.
        ------------    ------------------------------------------------------

                (a) Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving Spouse shall have his Account paid to his surviving Spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's Spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the Spouse does not so direct, payment of such benefit shall commence at the time the Participant would have attained his Normal Retirement Date. However, the Spouse may elect a later commencement date, subject to the provisions of Section 6.07 of the Plan.

                (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the Spouse's irrevocable consent in the same manner provided for in Section 8.03(a)(2). Further, the Spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the Spouse acknowledges that the Spouse has the right to limit consent only to a specific Beneficiary and that the Spouse voluntarily elects to relinquish such right.

               (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with Spousal consent) may be made; provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

               (d) With regard to the election, the Administrator shall provide each Participant within the applicable period with respect to such Participant (and consistent with regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to
Section 8.03(a)(4). For purposes of this Subsection, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                   (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                   (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

                   (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

                   (4) A reasonable period ending after Code section 401(a)(11) applies to the Participant; or

                   (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation.

               (e) If the death benefit payable under this Article VIII is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary under one of the optional methods described in Section
7.04 of the Plan, as elected by, the Participant (or if no election is made prior to the Participant's death, by his Beneficiary.)

                                   Article IX
                                 DEATH BENEFITS
                                 --------------

     Section 9.01   Designation of Beneficiary. Each Participant shall have the
     ------------   --------------------------
right to designate a Beneficiary, including a contingent Beneficiary; and each Participant shall have the right at any time and from time to time to name and change the Beneficiary, including any contingent Beneficiary. The foregoing right shall be exercised by a writing signed by the Participant on a form supplied by and lodged with the Administrator.

     Section 9.02   Death Benefit Payable After Separation from Service. If a
     ------------   ---------------------------------------------------
Participant who has separated from the service of the Employer dies after benefit payments have commenced, no death benefit shall be payable except such benefit as is provided under the specific form of benefit being received by the Participant prior to the Participant's death. If, however, a separated Participant dies before beginning to receive a benefit, a death benefit shall be paid in accordance with the provisions of this Article.

     Section 9.03   Form of Death Benefit. A distribution payable to any
     ------------   ---------------------
Beneficiary shall be paid in a form described in Section 7.04, subject to the provisions of Section 6.07.

     Section 9.04   Spouse's Consent. Payments made pursuant to Sections 9.02
     ------------   ----------------
and 9.03 shall be made to the Participant's surviving Spouse, unless the Spouse consents to another Beneficiary. The Spouse's consent must be in writing, must acknowledge the effect of such consent, must be limited to a benefit for a specific alternate Beneficiary, and must be witnessed by a Plan representative or notary public unless the Participant establishes to the satisfaction of a Plan representative that the Spouse's consent cannot be obtained because there is no Spouse or the Spouse cannot be located. A Spouse's consent shall be valid only with respect to the Spouse who signs the consent or the Spouse whose consent may not be obtained.

     Section 9.05   Method of Payment of Death Benefit. Whenever, pursuant to
     ------------   ----------------------------------
the provisions of this Article IX, an amount is payable to a deceased Participant's Beneficiary, payment of such amount shall be initiated by the Trustee only at the direction of the Administrator and shall be made exclusively out of the Trust Fund held by the Trustee. In no event shall the Administrator have the right to select any method of payment which would be contrary to any laws or to any rules or regulations of any governmental authority in existence as of the date of retirement; and the Administrator and the Trustee shall be bound to honor such laws, rules or regulations as long as they continue in existence.

                                   Article X
                       PAYMENT OF BENEFITS ON TERMINATION
                         OF EMPLOYMENT BEFORE RETIREMENT
                         -------------------------------

     Section 10.01  Cessation of Participation. In the event a Participant's
     -------------  --------------------------
employment is terminated for any reason other than retirement, death or disability, as provided herein, he shall cease to be an active Participant hereunder; his interests and rights under this Plan shall be limited to those contained in the following sections of this Article; and he shall become a terminated Participant. The Employer shall promptly notify the Administrator of the termination of employment.

     Section 10.02  Vested Benefit.
     -------------  --------------

                   (a) A Participant whose employment is terminated, whether by resignation or discharge, shall be entitled to receive a distribution of his Account as provided in this Section. The amount to be distributed shall equal the vested portion of the Participant's Account, determined as follows:

                       (1) A Participant's vested portion of the amounts credited to his Employer contribution subaccount shall depend upon his Years of Service for vesting purposes and shall be determined under the following schedule:

                   Years of Service                    Vesting Percentage
                   ----------------                    ------------------

                         0 - 4                                  0%
                       5 or more                              100%


                       (2) A Participant shall be fully and immediately vested in the amounts credited to his salary reduction contributions subaccount and rollovers subaccount.

                       (3) A Participant's vested portion of the amounts credited to his Gloucester Plan subaccount shall depend upon his Years of Service for vesting purposes and shall be determined under the following schedule:

                   Years of Service                   Vesting Percentage
                   ----------------                   ------------------

                      Less than 1                              0%
                           1                                  50%
                       2 or more                             100%


     Notwithstanding the foregoing, a Participant shall be fully and immediately vested in that portion of his Gloucester Plan subaccount which is attributable to the Participant's elective deferrals and rollovers.

                       (4) A Participant's vested portion of the amounts credited to his Ambassador Plan subaccount shall depend upon his Years of Service for vesting purposes and shall be determined under the following schedule:

                     Years of Service                  Vesting Percentage
                     ----------------                  ------------------

                        Less than 1                             0%
                             1                                 25%
                             2                                 50%
                             3                                 75%
                         4 or more                            100%


     Notwithstanding the foregoing, a Participant shall be fully and immediately vested in that portion of his Ambassador Plan subaccount which is attributable to the Participant's elective deferrals and rollovers.

                       (5) A Participant's vested portion of the amounts credited to his Woodstown Plan subaccount shall depend upon his Years of Service for vesting purposes and shall be determined under the following schedule:

                     Years of Service                  Vesting Percentage
                     ----------------                  ------------------

                        Less than 1                             0%
                             1                                 20%
                             2                                 40%
                             3                                 60%
                             4                                 80%
                         5 or more                            100%


     Notwithstanding the foregoing, a Participant shall be fully and immediately vested in that portion of his Woodstown Plan subaccount which is attributable to the Participant's elective deferrals and rollovers.

                       (6) A Participant's vested portion of the amounts credited to his Elkton Plan subaccount shall depend upon his Years of Service for vesting purposes and shall be determined under the following schedule:

                     Years of Service                  Vesting Percentage
                     ----------------                  ------------------

                        Less than 3                             0%
                             3                                 20%
                             4                                 40%
                         5 or more                            100%

     Notwithstanding the foregoing, a Participant shall be fully and immediately vested in that portion of his Elkton Plan subaccount which is attributable to the Participant's elective deferrals and rollovers.

     Section 10.03  Forfeitures. Any portion of a Participant's Account Balance
     -------------  -----------
to which he is not entitled under Section 10.02 at the time a distribution of benefits commences hereunder shall be forfeited if, following the termination of the Participant's employment, the Participant does not return to the service of the Employer before incurring a One-Year Break in Service. Such forfeiture shall take effect on the last day of the Plan Year with respect to which such Participant incurs a One-Year Break in Service. If a forfeiture does take effect, such forfeited amount shall be allocated as provided in Section 10.04 hereof.

     Section 10.04  Allocation of Forfeitures. If any portion of a Participant's
     -------------  -------------------------
Account Balance is forfeited in accordance with the provisions of this Article, such forfeited portion shall serve to reduce subsequent Employer contributions of the Employer of that Participant and shall be allocated among such Employer's Participants in accordance with Section 5.04.

     Section 10.05  Restoration of Forfeitures. If the vested portion of the
     -------------  --------------------------
Account Balance has been distributed to the Participant, if the Participant is reemployed without having incurred five (5) consecutive One-Year Breaks in Service and if the Participant repays the distributed amount before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive One-Year Breaks in Service following the date of distribution, the Participant's Account Balance will be restored by the Employer so that it equals the amount on the date of distribution.

     Section 10.06  Break-in-Service Rules. For the purpose of determining a
     -------------  ----------------------
Participant's right to the balance in his or her Employer Contribution Account where the Participant has separated from and subsequently returned to the service of the Employer, the following rules shall apply:

               (a) If a terminated Participant returns to the service of the Employer without having incurred five (5) consecutive One-Year Breaks in Service, he shall continue to vest at that point in the vesting schedule where he left employment.

               (b) If a terminated Participant returns to the service of the Employer after having incurred five (5) or more consecutive One-Year Breaks in Service, his Years of Service after such five (5) year period shall not be required to be taken into account for the purpose of determining the nonforfeitable percentage of the Participant's Employer Contribution Account which accrued prior to such five (5) year period.

               (c) If a terminated Participant returns to the service of the Employer after having incurred five (5) or more consecutive One-Year Breaks in Service, and if, at the time of the termination of his employment, any part of his Employer Contribution Account had vested in him pursuant to Section 10.02 hereof, his Years of Service prior to such breaks in service shall be taken into account for the purpose of determining the nonforfeitable percentage of his Account Balance derived from Employer contributions made subsequent to his reemployment.

               (d) If a terminated Participant returns to the service of the Employer after having incurred five (5) or more consecutive One-Year Breaks in Service and if, at the time of the termination of his employment, no portion of his Employer Contribution Account had vested in him pursuant to Section 10.02 hereof, his Years of Service prior to such breaks in service shall not be taken into account for the purpose of determining the nonforfeitable percentage of his Account Balance derived from contributions made subsequent to his reemployment if the number of consecutive One-Year Breaks in Service incurred by him equals or exceeds the greater of (1) 5 or (2) the aggregate number of such Years of Service prior to such breaks in service (not including, however, any prior Years of Service not required to be taken into account hereunder by reason of any prior One-Year Breaks in Service). However, such prior Years of Service shall be so taken into account if the number of consecutive One-Year Breaks in Service incurred by him is fewer than the greater of 5 or the aggregate number of such prior Years of Service.

                                   Article XI
                              PLAN ADMINISTRATION:
                              -------------------
                   FIDUCIARIES AND FIDUCIARY RESPONSIBILITIES
                   ------------------------------------------

     Section 11.01  Plan Sponsor/Principal Employer. The sponsor of this Plan
     -------------  -------------------------------
shall be the Principal Employer. The Principal Employer shall have sole authority to amend the Plan pursuant to the provisions contained herein, to appoint and remove the Trustee of the Plan, to designate the Administrator, and to appoint the Investment Manager, if any; and each Employer, by adopting this Plan, shall be deemed to have consented to all such actions by the Principal Employer without further act on the part of each Employer.

     Section 11.02  Trustee. If assets of this Plan are to be held in trust, the
     -------------  -------
Trustee is the person or entity named as Trustee in the Trust Agreement accompanying this Plan, and any successor or successors thereto. Said Trustee
(a) shall hold the assets of the Plan in trust and (b) shall have exclusive authority and discretion to manage and control the assets of the Plan except to the extent that (1) the Trust Agreement expressly provides that the Trustee is subject to the direction of a Named Fiduciary (who is not a Trustee) or (2) a Named Fiduciary has appointed an Investment Manager to manage any assets of the Plan.

     Section 11.03  Administrator. The Administrator of this Plan shall be the
     -------------  -------------
person or entity designated in Section 2.02 of this Plan. The Administrator shall have authority and responsibility for (a) maintaining all records concerning the Plan, (b) receiving legal process pertaining to the Plan, (c) preparing and furnishing to Participants all information required to be disclosed to them, (d) preparing and furnishing such information and data to the Trustee as may be necessary to enable the Trustee to carry out its duties, (e) maintaining all employee data, (f) filing all reports with governmental authorities as may be required by law or regulation, and (g) selecting, if appropriate, an issuing company and insurance and/or annuity contracts as he deems desirable to carry out the purposes of the Plan.

     The Administrator, in the Administrator's sole discretion (subject only to application of the claims procedure set forth in Section 11.12), shall have authority to (a) construe the terms of the Plan, (b) establish procedures and make decisions with respect to the eligibility of Employees to become Participants, and (c) determine eligibility of Participants for benefits and decide claims with respect thereto.

     In carrying out the Administrator's duties and responsibilities hereunder, the Administrator shall act in a non-discriminatory manner.

     Section 11.04  Investment Manager. The Investment Manager, if any, of this
     -------------  ------------------
Plan shall be the person (a) so appointed by the Principal Employer, (b) who has the power to manage, acquire or dispose of any asset of the Plan, (c) who is (1) registered as an investment advisor under the Investment Advisers Act of 1940 or
(2) is a bank (other than the Trustee) as defined in that Act or (3) is an insurance company qualified to manage, acquire or dispose of assets of a plan under the laws of more than one state, and (d) who has acknowledged in writing that he is a fiduciary with respect to the Plan.

     Section 11.05  Committee. The Committee, if any, shall be the committee
     -------------  ---------
designated by the Principal Employer to carry on administrative functions of the Plan. It shall be composed of at least five persons. The Committee shall choose from among its members a Chairman and a Secretary. The Secretary shall record the minutes of the meetings of the Committee and shall be responsible for maintaining the records relating to the Committee's administration of the Plan. The Committee may act at a meeting or in writing without a meeting. All actions and decisions of the Committee shall be taken and determined by a majority vote of the members of the Committee, including actions in writing taken without a meeting. Any member of the Committee may resign at any time by delivering written notice to the Principal Employer, and any member of the Committee may be removed at any time by the Principal Employer. Vacancies in the Committee shall be filled by the Principal Employer.

     Section 11.06  Named Fiduciaries. The Named Fiduciaries of this Plan are as
     -------------  -----------------
follows:

               (a) With respect to the amendment of the Plan, the appointment and removal of the Trustee, the designation of the Administrator, and the appointment of the Investment Manager, if any, the Named Fiduciary shall be the Principal Employer.

               (b) With respect to the management and control of Plan assets, the Named Fiduciary shall be the Administrator. The powers and duties of such Named Fiduciary shall be as follows:

                   (1) To review and evaluate the performance of the Trustee with respect to the Trustee's management and control of the assets of the Plan and to report periodically with respect thereto to the Employer.

                   (2) If there has been appointed an Investment Manager to manage, control and dispose of any assets of the Plan, to review and evaluate the performance of the Investment Manager.

                   (3) To determine a funding policy for the Plan and to communicate such policy to the Trustee and/or Investment Manager, if any. Such policy shall set forth the Plan's short-range and long- range financial needs.

               (c) With respect to the administration of the Plan, the Named Fiduciary shall be the Administrator. The powers and duties of the Administrator or of the Committee designated by Fulton Bank as the case may be, shall be as set forth in Section 11.03 hereof.

     Section 11.07  Allocation of Fiduciary Responsibilities. Fiduciary
     -------------  ----------------------------------------
responsibilities under this Plan shall be allocated as follows:

               (a) Responsibility for amendment of the Plan, for the appointment and removal of the Trustee and for the designation of the Administrator shall rest with the Principal Employer.

               (b) Responsibility for the care and custody of the assets of the Plan, to the extent any or all of such assets must be held in trust, shall rest exclusively with the Trustee.

               (c) Unless an Investment Manager has been appointed pursuant to the provisions of Section 11.06(b)(2), responsibility for the management and control of the assets of the Plan shall rest exclusively with the Trustee or, in the event the Trustee is subject to the direction of a Named Fiduciary, with said Named Fiduciary. If an Investment Manager has been appointed pursuant to the provisions of Section 11.06(b)(2), responsibility for the management and control of the assets of the Plan subject to the investment responsibility of the Investment Manager shall rest exclusively with the Investment Manager.

               (d) Responsibility for the administration of the Plan shall rest exclusively with the Administrator. The Administrator may designate such person or persons as the Administrator may determine to carry out purely ministerial duties with respect to the administration of the Plan.

     Section 11.08  Service in More than One Fiduciary Capacity. Any person may
     -------------  -------------------------------------------
serve in more than one fiduciary capacity with respect to this Plan.

     Section 11.09  Employment of Advisors. A Named Fiduciary hereunder or any
     -------------  ----------------------
person designated by a Named Fiduciary to carry out fiduciary responsibilities hereunder may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary or other person has hereunder.

     Section 11.10  Exculpatory Provisions. Except to the extent the Trustee is
     -------------  ----------------------
relieved from responsibility for the management and control of the assets of the Plan because an Investment

Manager has been duly appointed pursuant to the provisions of Section 11.06(b)(2) of this Plan or because a Participant is permitted to give and has given specific directions with respect to his accounts, no provision of this Plan or of the Trust Agreement accompanying this Plan which purports to relieve a fiduciary from responsibility or liability for any fiduciary responsibility, obligation or duty hereunder shall be effective; and any such provision is hereby declare null and void.

     Section 11.11  Indemnification and Insurance.
     -------------  -----------------------------

          (a) Each Employer shall indemnify and hold harmless any of its directors, officers or employees who exercise any fiduciary responsibility, obligation or duty hereunder (including members of the Committee) from any liability for damages, costs or expenses suffered, sustained, incurred, or required to be paid by such director, officer or employee in connection with his exercise of such fiduciary responsibility, obligation or duty unless such liability results from said director's, officer's or employee's gross negligence or willful misconduct.

          (b) Nothing contained herein or in the Trust Agreement accompanying this Plan shall preclude (1) the Plan from purchasing insurance for its fiduciaries or for itself to cover liability or losses occurring by reason of the act or omission of a fiduciary provided such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary, (2) a fiduciary from purchasing insurance to cover his own liability from any breach by him of a fiduciary obligation or (3) an Employer from purchasing insurance to cover potential liability of one or more persons who serve in a fiduciary capacity with respect to this Plan.

     Section 11.12 Claims Procedures. The Administrator shall have the
     ------------- -----------------
responsibility and authority, in its sole discretion, to decide claims for any benefits under this Plan. If any claim for benefits under this Plan is denied by the Administrator, said Administrator promptly and in writing shall notify the Participant of such denial. The notification of denial shall be made within ninety (90) days of the receipt of the claim and shall set forth (a) the reason for the denial, (b) the Plan provision on which the denial is based and (c) an explanation of the right of appeal given to the Participant.

     A Participant, within sixty (60) days after the receipt of such notification, may in writing request the Administrator to review his case and may submit such information relevant thereto as he desires. The Administrator shall review the denial of benefits and, within sixty (60) days after receiving the written request for review, shall render in writing a decision with respect thereto. Such decision shall include specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

                                  ARTICLE XII
                             TRUSTEE AND TRUST FUND
                             ----------------------

          Section 12.01 Trustee. The Trustee shall be designated by the
          ------------- -------
Principal Employer. The Principal Employer and the Trustee shall execute a Trust Agreement providing for the investment of the Trust Fund and prescribing the powers, duties, obligations, and functions of the Trustee with respect to this Plan, and, by adopting this Plan, each Employer shall be deemed to have consented to the designation of the Trustee and execution of the Trust Agreement by the Principal Employer.

          Section 12.02 Valuation of Trust Fund. The Trust Fund shall be valued
          ------------- -----------------------
annually by the Trustee as of each Anniversary Date and at such other times as the Principal Employer shall designate. All assets shall be valued at their fair market value and shall be final, binding and conclusive upon every person party to or beneficially interested in the Plan. All valuations, allocations and determinations hereunder shall be made in a nondiscriminatory manner.

                                  ARTICLE XIII
                                    AMENDMENT
                                    ---------

          Section 13.01 Power to Amend.
          ------------- --------------

               (a) The Principal Employer shall have the right to amend this Plan in any and all respects at any time and from time to time, provided, however,

                   (1) That no amendment shall increase the duties or liabilities of the Trustee without its written consent;

                   (2) That no amendment shall deprive any Participant of any right or benefit which has accrued to him under this Plan; and

                   (3) That no amendment shall provide for the use of the Trust Fund other than for the benefit of the Participants or shall permit the Trust Fund to revert to or be used by or enjoyed by the Employer prior to the satisfaction of all liability hereunder to Participants.

               (b) Any such amendment shall be adopted by resolution of the Principal Employer's Board of Directors and shall be executed by an officer authorized to act on behalf of the Principal Employer. A copy of the amendment shall be delivered to the Administrator, the Trustee and each Employer.

          Section 13.02 Amendment for Initial or Continued Qualification.
          ------------- ------------------------------------------------
Notwithstanding the provisions of Section 13.01, the Principal Employer reserves the right to make any amendment whatsoever necessary to secure or retain approval of this Plan by the Internal Revenue Service as a qualified Plan under the Internal Revenue Code.

      Section 13.03 Anti-Cutback Rule. No amendment to the Plan shall be
      ------------- -----------------
effective to the extent that it has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit in violation of Code section 411(d)(6). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived Account Balance will not be less than his percentage computed under the Plan without regard to such amendment.

      Section 13.04 Effective Date. An amendment shall be effective as of the
      ------------- --------------
date specified therein.

                                   ARTICLE XIV
                                   TERMINATION
                                   -----------

      Section 14.01 Termination in General. It is the intention of the Employer
      ------------- ----------------------
that this Plan will continue indefinitely, but the continuance of such Plan is not assumed as a contractual obligation of the Employer. The Employer may terminate this Plan at any time as to its Employees and Participants if its Board of Directors deem that business necessities so demand. Such termination shall be by resolution of the Board of Directors of the Employer, a certified copy of which shall be delivered to the Administrator and the Trustee. The Employer shall notify its Employees of such termination.

      Section 14.02 Automatic Termination. This Plan shall terminate if the
      ------------- ---------------------
Employer shall be legally dissolved, or declared bankrupt, or if it makes any general assignment for the benefit of creditors, or if it merges or consolidates with any other organization, or if it sells its assets, except that the Plan may be continued as to the Participants of the Employer by any entity which shall agree to assume the liability of this Plan as to them. Such successor entity shall become the Employer of said Participants for the purpose of this Plan.

      Section 14.03 Vesting of Account Balance. Upon termination or partial
      ------------- --------------------------
termination of the Plan by the Employer or upon complete cessation of contributions thereto by the Employer with the intent not to make further contributions, each Participant, terminated Participant and any Beneficiary of a deceased Participant, for whom an Account Balance is held hereunder, shall, subject to the expenses of liquidation, be vested with one hundred percent (100%) of that portion of his Account Balance credited to his Employer Contribution Account plus a pro rata share of any unallocated funds or assets in the Trustee's possession under this Plan. In the case of a partial termination the provisions of this section shall apply only to those Participants or Beneficiaries with respect to whom the partial termination is applicable.

      Section 14.04 Distribution After Termination. The Trustee, after the
      ------------- ------------------------------
termination of the Plan, may continue to hold the Trust Fund for the benefit of the Participants or, if so directed by the Administrator, may proceed to distribute whatever is held thereunder to the persons entitled thereto. If the Trustee continues to hold such assets, distribution shall be made in accordance with the provisions of Articles VI, VII, VIII, IX and X hereof.

                                   ARTICLE XV
                              TOP-HEAVY PROVISIONS
                              --------------------

      Section 15.01 Application of Article. In any Plan Year in which the Plan
      ------------- ----------------------
is or becomes top-heavy, the provisions of this Article XV will supersede any conflicting provisions of this Plan. All such provisions shall be interpreted in accordance with the provisions of Code section 416 and the regulations issued thereunder.

      Section 15.02 Top-Heavy Definitions. The following additional definitions
      ------------- ---------------------
shall be applicable in interpreting the provisions of this Article XV.

          (a) Compensation. The amount determined pursuant to Section 5.05(a)(2)
              ------------
of this Plan.

          (b) Determination Date. The last day of the preceding Plan Year or, in
              ------------------
the case of the first Plan Year, the last day of such first Plan Year.

          (c) Determination Period. The Plan Year containing the Determination
              --------------------
Date and the four (4) preceding Plan Years.

          (d) Key Employee. Any Employee or former Employee (or the Beneficiary
              ------------
of such Employee) who at any time during the Determination Period was (1) an officer of the Employer having annual Compensation in excess of fifty percent (50%) of the dollar limitation under Code section 415(b)(1)(A) or (2) an owner (either directly or by application of the constructive ownership rules of Code section 318 but substituting "5 percent" for "50 percent" in subparagraph (C) of 318(a)(2)) of one of the ten largest interests in the Employer having annual Compensation from the Employer in excess of one hundred percent (100%) of the dollar limitation under Code section 415(c)(1)(A) or (3) a Five-Percent Owner of the Employer or (4) a one-percent owner (defined as provided in Section 2.15 of this Plan but substituting "one percent" for "five percent") of the Employer having an annual Compensation from the Employer in excess of $150,000.

      In applying the foregoing tests for determination of who is a Key Employee, the determination will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

          (e) Non-Key Employee. An Employee who is not a Key Employee.
              ----------------

          (f) Permissive Aggregation Group. The Required Aggregation Group of
              ----------------------------
plans plus any other plan or plans of the Employer which, when considered as a group, would continue to meet the requirements of Code sections 401(a)(4) and 410.

          (g) Present Value. For purposes of establishing present value to
              -------------
compute the Top-Heavy Ratio, present value shall be based upon the interest rate and mortality table specified in the Employer's defined benefit plan.

          (h) Required Aggregation Group. (1) Each qualified plan of the
              --------------------------
Employer in which a Key Employee is a Participant or was a Participant at any time during the Determination Period (regardless of whether the Plan terminated) and (2) each other qualified plan of the Employer which enables any plan described in (1) to meet the requirements of Code section 401(a)(4) or 410.

          (i) Top-Heavy Group. Any Required Aggregation Group or Permissive
              ---------------
Aggregation Group in which the Top-Heavy Ratio as of the Determination Date exceeds sixty percent (60%).

          (j) Top-Heavy Ratio.
              ---------------

              (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the five (5) year period ending on the Determination Date(s), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five (5) year period ending on the Determination Date(s)). Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date.

              (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s). The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

              (3) For purposes of (1) and (2) above the value of Account Balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account Balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five
(5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

              (4) In computing the Top-Heavy Ratio under paragraphs (1), (2) and
(3) of this subsection, rollovers and direct plan-to-plan transfers shall be handled as follows: (A) if the transfer is initiated by the Employee and is made from a plan maintained by one employer to a plan maintained by another employer, the transferring plan always counts the transferred amount as a distribution under Code section 416(g)(3)(B), and the receiving plan does not count the transferred amount if the transfer was accepted after December 31, 1983 but does count the transferred amount if it was accepted before January 1, 1984; (B) if the transfer was not initiated by the Employee or if the transfer is made between plans maintained by the Employer, the transferring plan does not count the transferred amount as a distribution under Code section 416(g)(3)(B), and the receiving plan does count the transferred amount; (C) in all cases, all employers aggregated under Code section 414(b), (c) or (m) are treated as the same employer.

          (k) Valuation Date. The date as of which, pursuant to the provisions
              --------------
of this Plan or any other plan maintained by the Employer, Account Balances or accrued benefits of a Participant are valued.

     Section 15.03 Determination of Top-Heavy Status. The determination of
     ------------- ---------------------------------
whether this Plan is top-heavy (or super-top-heavy) shall be made in accordance with the following rules:

          (a) The Plan is top-heavy if (1) the Plan is not part of any Top-Heavy Group of plans and the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) or (2) the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%) or (3) the Plan is part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%). If the Plan is not itself top-heavy and the Plan is not part of a Required Aggregation Group of plans, the Plan will not be top-heavy even if it is part of a

Permissive Aggregation Group of Plans for which the Top-Heavy Ratio exceeds sixty percent (60%).

               (b) The Plan is super-top-heavy if it would be top-heavy under the provisions of the preceding subsection (a) but "ninety percent (90%)" is substituted for "sixty percent (60%)" in determining the Top-Heavy Ratio.

     Section 15.04  Minimum Contributions. Except with respect to any
     -------------  ---------------------
Participant who is not in the service of the Employer on the last day of the Plan Year and any Participant to the extent such Participant is covered under any other plan or plans of the Employer in which the Employer has provided that the minimum benefit requirements applicable to top-heavy plans will be met, the Employer contributions allocated under this Plan on behalf of any Participant who is a Non-Key Employee shall not be less than the least of the following:

               (a) If the Employer maintains no other top-heavy plan which covers Participants who also are Participants under this Plan, the lesser of (1) three percent (3%) of such Participant's Compensation or (2) the highest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for the Plan Year; or

               (b) If the Employer maintains a top-heavy defined benefit plan which covers Participants who also are Participants under this Plan but which does not designate either this Plan or itself to provide the minimum benefits applicable to top-heavy plans, as provided in Code section 416, the (1) lesser of three percent (3%) of such Participant's Compensation or (2) the highest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for the Plan Year; or

               (c) If the Employer maintains another top-heavy defined contribution plan which covers Participants who also are Participants under this Plan and which does not designate either this plan or itself or which designates this Plan to provide the minimum benefits applicable to top-heavy plans, as provided in Code section 416, the lesser of (1) three percent (3%) of such Participant's Compensation or (2) the highest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for the Plan Year; or

               (d) If the Employer maintains a top-heavy defined benefit plan which covers Participants who also are Participants under this Plan and which designates this Plan to provide the minimum benefits applicable to top-heavy plans, as provided in Code section 416, five percent (5%) of such Participant's Compensation.

     For purposes of this Section 15.04, there shall not be taken into account contributions or benefits under chapter 2 (relating to tax on self-employment income), chapter 21 (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other federal or state law.

     This minimum allocation shall be made for a Participant even though, under other provisions of this Plan, such Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to complete 1000 Hours of Service or the Participant's failure to make any mandatory Employee contributions under the Plan or the Participant's having Compensation of less than a stated amount.

     Section 15.05  Minimum Vesting. For any Plan Year in which this Plan is
     -------------  ---------------
top-heavy, a Participant who has completed three (3) Years of Service shall have a nonforfeitable right to one hundred percent (100%) of his Account Balance. Otherwise, a Participant's nonforfeitable percentage of his Account Balance derived from Employer contributions shall be zero. This minimum vesting rule applies to all benefits within the meaning of Code section 411(a)(7), including benefits accrued before the Plan became top-heavy. If the Plan later ceases to be top-heavy, no reduction in a Participant's vested benefit may occur; and the vesting requirements of this Section 15.05 shall thereafter remain applicable with respect to such Participant. In addition, no portion of the Account Balance of a Participant to whom this section becomes applicable shall be forfeited under the provisions of Code section 411(a)(3)(B) relating to suspension of benefits upon reemployment or Code section 411(a)(3)(D) relating to forfeitures upon withdrawal of mandatory contributions.

     Notwithstanding the foregoing, (a) this Section 15.05 shall not apply to the Account Balance of any Employee who does not have an Hour of Service after the Plan first becomes top-heavy, and the vested Account Balance of such Employee will be determined without regard to this section; (b) if a Participant's vested Account Balance, as determined under Section 10.02, would be greater than the vested Account Balance determined under this section, the Participant shall be entitled to the greater amount.

     Section 15.06  Compensation Limitation. Only the first $200,000 (or such
     -------------  -----------------------
larger amount as may be prescribed by the United States Secretary of the Treasury or his delegate) of a Participant's annual Compensation shall be taken into account under this Plan.

     Section 15.07  Limitations if Plan is Top-Heavy but not Super-Top-Heavy.
     -------------  --------------------------------------------------------
For any Plan Year in which this Plan is top-heavy but is not super-top-heavy, then for purposes of the limitations on contributions and benefits under Code section 415, the dollar limitations in the Defined Benefit Plan Fraction and the Defined Contribution Fraction shall be multiplied by 1.0 rather than 1.25 unless the Employer provides to each Non-Key Employee a minimum contribution determined by substituting four percent (4%) for three percent (3%) in clause (b) of
Section 15.04 and seven and one-half percent (7.5%) for five percent (5%) in clause (d) of Section 15.04. If this additional contribution is not provided and if application of the provisions of this section would cause the combined section 415 limitations on contributions and benefits to be exceeded for a Participant, the application of this section shall be suspended with respect to that Participant until such time as such combined limitations on contributions and benefits applicable to such Participant are no longer exceeded. During any period in which the application of this section is suspended with respect to a Participant, there shall be no Employer contributions or voluntary nondeductible employee contributions allocated to such Participant under this or any other defined contribution plan of the Employer; and there shall be no accruals for such Participant under any defined benefit plan of the Employer. The provisions of this Section 15.07 shall be effective until December 31, 1999.

     Section 15.08  Limitations if Plan is Super-Top-Heavy. If, for any Plan
     -------------  --------------------------------------
Year in which this Plan is top-heavy, it also is super-top-heavy, then for purposes of the limitations on contributions and benefits under Code section 415, the dollar limitations in the Defined Benefit Fraction and the Defined Contribution Fraction shall be multiplied by 1.0 rather than 1.25. If, however, application of the foregoing provision would cause the combined section 415 limitations on contributions and benefits to be exceeded for a Participant, the application of this section shall be suspended with respect to that Participant until such time as such combined limitations on contributions and benefits applicable to such Participant are no longer exceeded. During any period in which the application of this section is suspended with respect to a Participant, there shall be no Employer contributions or voluntary nondeductible employee contributions allocated to such Participant under this or any other defined contribution plan of the Employer; and there shall be no accruals for such Participant under any defined benefit plan of the Employer. The provisions of this Section 15.08 shall be effective until December 31, 1999.

                                  ARTICLE XVI
                          VETERANS' REEMPLOYMENT RIGHTS
                          -----------------------------

     Section 16.01  In General. Contributions, benefits and service credit with
     -------------  ----------
respect to Qualified Military Service shall be provided in accordance with this Article and Code section 414(u), notwithstanding any provision of the Plan to the contrary.

     Section 16.02  Qualified Military Service. For purposes of this Article,
     -------------  --------------------------
the term "Qualified Military Service" means any service in the "uniformed services" (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

     Section 16.03  Crediting Compensation. An Employee who is in Qualified
     -------------  ----------------------
Military Service shall be treated as receiving compensation from the Employer during such period of Qualified Military Service equal to:

               (a) the compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or

               (b) if the compensation the Employee would have received during such period was not reasonably certain, the Employee's average compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

     Section 16.04  Salary Reduction Contributions.
     -------------  ------------------------------

               (a) Subject to Section 16.04(b), any Employee who has performed Qualified Military Service and who is entitled to the benefits of Chapter 43 of Title 38 of the United States Code shall be permitted to make additional salary reduction contributions under the Plan during the period which begins on the Employee's reemployment date with the Employer and has the same length as the lesser of:

                    (1) the product of 3 and the period of Qualified Military Service which resulted in such rights; and

                    (2) 5 years.

               (b) The maximum amount of salary reduction contributions that an Employee shall be permitted to make pursuant to Section 16.04(a) shall be the amount of salary reduction contributions that the Employee would have been permitted to make under the Plan in accordance with the limitations of sections 402(g), 404(a) and 415 of the Code during the period of Qualified Military Service if the Employee had continued to be employed by the Employer during such period and had received compensation in accordance with Section 16.03 above. The amount of salary reduction contributions determined under the preceding sentence shall be reduced by any salary reduction contributions actually made by the Employee to the Plan during the period of Qualified Military Service.

     Section 16.05  Earnings and Forfeitures.  Nothing in this Article XVI
     -------------  ------------------------
shall be construed as requiring:

               (a) any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made; or

               (b) the allocation of any forfeiture with respect to the period of an Employee's Qualified Military Service.

     Section 16.06  Crediting Service.
     -------------  -----------------

               (a) An Employee reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code shall be treated as not having incurred a Break in Service with the Employer by reason of such Employee's period of Qualified Military Service.

               (b) Upon reemployment by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, an Employee's period of Qualified Military Service shall be deemed service with the Employer for purposes of determining the vested percentage of the Employee's Account.

                                  ARTICLE XVII
                                  MISCELLANEOUS
                                  -------------

     Section 17.01  Exclusive Benefit. This Plan is created for the exclusive
     -------------  -----------------
benefit of the Employees of the Employer and shall be interpreted in a manner consistent with it being a qualified employees' plan, as defined in the Internal Revenue Code.

     Section 17.02  No Reversion After Initial Approval. Except as provided in
     -------------  -----------------------------------
Sections 4.04 and 5.04 hereof, no funds contributed to this Plan or any assets of this Plan and Trust Fund shall ever revert to or be used or enjoyed by the Employer; nor shall any such fund or assets ever be used other than for the exclusive benefit of the Employees of the Employer.

     Section 17.03  Employment Relationship. This Plan is not to be construed as
     -------------  -----------------------
creating or changing any contract of employment between the Employer and its Employees, and the Employer retains the right to deal with its Employees and to terminate their employment at any time to the same extent as though this Plan had not been created. Nothing in this Plan shall be construed as limiting the right of the Employer to change the compensation, salary or remuneration of any Employee at any time.

     Section 17.04  Employer's Liability. The Employer's only liability under
     -------------  --------------------
this Plan shall be to pay over the contributions required by Article IV; and no Employee or Beneficiary shall have any rights, legal or equitable, against the Employer, its officers, directors or employees, or against the Trustee except as provided herein. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.

     Section 17.05  No Assignment or Alienation of Benefits. No Participant, and
     -------------  ---------------------------------------
no Beneficiary of a Participant, shall have the right to alienate or assign benefits provided under this Plan. If any Participant, or any Beneficiary of a Participant, shall attempt to alienate or assign his benefits or should the benefits of any of them be attempted to be made subject to attachment, execution, garnishment or other legal or equitable process, the Administrator and the Trustee shall take the necessary steps so that such benefits shall not be available to the Participant or Beneficiary, as the case may be, but shall be used by the Administrator and the Trustee for the benefit of the Participant or paid to members of the Participant's family or used for the benefit of the Beneficiary as the Administrator may determine. The provisions of this section also shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order, as defined in Code section 414(p).

     Any benefit payable from a Participant's Account to an Alternate Payee pursuant to the terms of a qualified domestic relations order shall, at the Alternate Payee's election (provided such election is consistent with the terms of the qualified domestic relations order), be paid:

               (a) In a lump sum as soon as administratively reasonable after the determination that the qualified domestic relations order satisfies the provisions of Code section

414(p), without regard to whether the Participant is then eligible to receive benefits under the Plan; or

               (b) At any other time and in any manner permitted by the Plan and the terms of the qualified domestic relations order, provided that such benefit must be paid, or begin to be paid, no later than the Participant's Normal Retirement Date.

     Notwithstanding the foregoing restrictions on assignment or alienation of a Participant's benefits under the Plan, the Participant's benefits may be offset by an amount that the Participant is ordered or required to pay to the Plan provided such offset is fully in accordance with the conditions specified under Code section 401 (a)(13)(C).

     Section 17.06  Adoption by Other Employer. Any other employer which is
     -------------  --------------------------
affiliated with or is a parent or subsidiary of the Principal Employer may adopt this Plan by resolution of its Board of Directors. In such case all references to "Employer" herein shall be read for purposes of the adopting Employer as referring to the adopting Employer. Any action taken by the Principal Employer hereunder shall be deemed to have been consented to by such adopting employer.

     Section 17.07  Protection of Benefits in Case of Merger or Transfer. In
     -------------  ----------------------------------------------------
case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the terms of such merger or transfer shall be such that each Participant in the Plan would receive a benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

     Section 17.08  Rules Regarding Controlled Business and Leased Employees.
     -------------  --------------------------------------------------------

               (a)  Common Control. Except as provided in Section 5.05(a)(5)
                    --------------
hereof, all employees of all corporations which are members of a controlled group of corporations (as defined in Code section 414(b)) and all employees of the trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)) and all employees of all members of an affiliated service group (as defined in Code section 414(m)) of which the Employer is a member shall be treated as employed by a single employer. The foregoing notwithstanding, service with an employer other than an Employer hereunder shall not be credited for allocation purposes under Section 5.01.

               (b)  Leased Employees. No "leased employee," as that person is
                    ----------------
defined in Code section 414(n)(2), shall be considered an Employee of an Employer for purposes of this Plan.

               (c)  Control By Owner-Employee. If this Plan provides
                    -------------------------
contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for another trades or businesses must, when looked at as a single plan, satisfy Code sections 401(a) and (d) for the employees of this and all other trades or businesses.

     If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code sections 401(a) and (d) for the employees of this and all other trades or businesses.

     If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

     For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                   (1) own the entire interest in an unincorporated trade or business, or

                   (2) in the case of a partnership, owns more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

     For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

     Section 17.09 Expenses. The Employer may, but does not obligate itself to,
     ------------- --------
pay all or part of the expenses of administration of the Plan, including the compensation and expenses of Trustee, the expenses of the Administrator and any other expenses incurred at the Administrator's direction. To the extent that any such expenses are not paid by the Employer, such expenses shall be paid by the Trustee out of the Trust Fund.

     Section 17.10 Invalid Provisions. If any provisions of this Plan shall be
     ------------- ------------------
held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof; and this Plan shall be construed and enforced as if such provisions had not been included.

     Section 17.11 Titles. The article and section titles herein are for
     ------------- ------
reference only; and in the event of a conflict between a title and the content of a section the latter shall control.

     Section 17.12 Gender and Number. Whenever the context of this Plan so
     ------------- -----------------
requires, references in the masculine gender used herein shall be read in the feminine gender and references in the singular number shall be read in the plural number and in the plural number shall be read in the singular number.

     Section 17.13 Construction. Except to the extent preempted by federal law,
     ------------- ------------
this Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 17.14 Execution: Counterparts. This Plan may be executed in any
     ------------- -----------------------
number of counterparts, each of which shall be deemed an original; and said counterparts shall constitute one and the same instrument which may be sufficiently evidenced by any one counterpart.

     IN WITNESS WHEREOF, the Employers have caused this Plan to be signed, and its corporate seal affixed hereto, by its duly authorized officers the day, month and year first above written.

Attest:                                  Fulton Financial Corporation


________________________________         By_____________________________________
Secretary                                 President